                                                            FINAL EXECUTION COPY













                       AMENDED AND RESTATED CONTRIBUTION AND
                                  MERGER AGREEMENT



                                        Among


                              TCI COMMUNICATIONS, INC.,


                           CABLEVISION SYSTEMS CORPORATION,


                                CSC PARENT CORPORATION



                                         and


                                CSC MERGER CORPORATION





                               Dated as of June 6, 1997

                                  Table of Contents
                                                                            Page
                                       RECITALS

                                      ARTICLE I

                         The Merger; Closings; Effective Time


1.1.   The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.2.   Closings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
1.3.   Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                                      ARTICLE II

                       Certificate of Incorporation and ByLaws
                             of the Surviving Corporation

2.1.   The Certificate of Incorporation. . . . . . . . . . . . . . . . . . .  4
2.2.   The ByLaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

                                     ARTICLE III

                                Officers and Directors
                            of the Surviving Corporation;
                              Contribution; Adjustment;
                                 ThirdParty Consents;

3.1.   Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
3.2.   Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
3.3.   Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
3.4.   Net Adjusted Working Capital Adjustment . . . . . . . . . . . . . . .  9
3.5.   Antidilution Adjustments. . . . . . . . . . . . . . . . . . . . . . . 12
3.6.   Failure to Receive Third Party Consents.. . . . . . . . . . . . . . . 13

                                      ARTICLE IV

                        Effect of the Merger on Capital Stock

4.1.   Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . . . . 14
(a)    Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . 14
(b)    Cancellation of Shares and Parent Common Stock. . . . . . . . . . . . 15
(c)    Merger Sub. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
(d)    Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
4.2.   Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
4.3.   Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 16
4.4.   Adjustments to Prevent Dilution . . . . . . . . . . . . . . . . . . . 16

                                          -i-

                                      ARTICLE V

                            Representations and Warranties

5.1.   Representations and Warranties of the Company . . . . . . . . . . . . 16
(a)    Organization, Good Standing and Qualification . . . . . . . . . . . . 16
(b)    Capital Structure; Acquired Assets; Indebtedness. . . . . . . . . . . 17
(c)    Corporate Authority; Approval . . . . . . . . . . . . . . . . . . . . 19
(d)    Governmental Filings; No Violations . . . . . . . . . . . . . . . . . 20
(e)    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . 21
(f)    Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . 21
(g)    Litigation and Liabilities. . . . . . . . . . . . . . . . . . . . . . 22
(h)    Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . 23
(i)    Compliance with Laws; Permits . . . . . . . . . . . . . . . . . . . . 26
(j)    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . 26
(k)    Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
(l)    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
(m)    Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
(n)    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
(o)    No Liabilities as Guarantor . . . . . . . . . . . . . . . . . . . . . 31
(p)    Notes and Accounts and Royalty Receivables. . . . . . . . . . . . . . 31
(q)    Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
(r)    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
(s)    Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . . 32
(t)    Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
(u)    Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . 34
(v)    Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . 34
(w)    Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . 34
(x)    Cable Television Franchises . . . . . . . . . . . . . . . . . . . . . 35
(y)    Accredited Investor; Investment Intent. . . . . . . . . . . . . . . . 38
(z)    Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
5.2    Representations and Warranties of CSC, Parent and Merger Sub. . . . . 38
(a)    Capitalization of Merger Sub and Parent . . . . . . . . . . . . . . . 38
(b)    Organization, Good Standing and Qualification . . . . . . . . . . . . 39
(c)    Capital Structure of CSC. . . . . . . . . . . . . . . . . . . . . . . 40
(d)    Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . 41
(e)    Governmental Filings; No Violations . . . . . . . . . . . . . . . . . 41
(f)    CSC Reports; Financial Statements . . . . . . . . . . . . . . . . . . 42
(g)    Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . 43
(h)    Litigation and Liabilities. . . . . . . . . . . . . . . . . . . . . . 44
(i)    Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . 44
(j)    Compliance with Laws; Permits . . . . . . . . . . . . . . . . . . . . 46
(k)    Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
(l)    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
(m)    Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
(n)    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
(o)    Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . 48


                                          -ii-

(p)    Accredited Investor; Investment Intent. . . . . . . . . . . . . . . . 48
(q)    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . 48
(r)    Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . 49
(s)    Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
(t)    Cable Television Franchises . . . . . . . . . . . . . . . . . . . . . 50
(u)    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

                                      ARTICLE VI

                                      Covenants

6.1.   CSC Interim Operations. . . . . . . . . . . . . . . . . . . . . . . . 53
6.2.   Contributed Systems Interim Operations. . . . . . . . . . . . . . . . 55
6.3.   Information Supplied. . . . . . . . . . . . . . . . . . . . . . . . . 58
6.4.   Stockholders Meeting; Parent Vote on Reorganization; Recommendation . 59
6.5.   Filings; Other Actions; Notification. . . . . . . . . . . . . . . . . 59
6.6.   Taxation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
6.7.   Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
6.8.   Certain Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . 62
6.9.   Stock Exchange Listing and Delisting. . . . . . . . . . . . . . . . . 62
6.10.  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
6.11.  Benefits; Board Representation; Employees . . . . . . . . . . . . . . 63
(a)    Stock Options; Conjunctive Rights . . . . . . . . . . . . . . . . . . 63
(b)    Election to Parent's Board of Directors . . . . . . . . . . . . . . . 64
(c)    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
6.12.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
6.13.  Indemnification; Directors' and Officers' Insurance . . . . . . . . . 66
6.14.  Preferred Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . 68
6.15.  Other Actions by the Parties. . . . . . . . . . . . . . . . . . . . . 68
(a)    Termination of Affiliated Agreements. . . . . . . . . . . . . . . . . 68
(b)    Stockholders Agreement. . . . . . . . . . . . . . . . . . . . . . . . 68
(c)    Other Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . 68
(d)    Certain Intellectual Property . . . . . . . . . . . . . . . . . . . . 68
(e)    Certain Environmental Matters . . . . . . . . . . . . . . . . . . . . 69
(f)    Further Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
6.16.  Parent, CSC and the Company Votes . . . . . . . . . . . . . . . . . . 70
6.17.  Released Indebtedness and Fibertech Cash; Company Restructuring; Tax
       Sharing; Surety Liabilities; and Disclosure Updates . . . . . . . . . 70
(a)    Released Indebtedness and Fibertech Cash. . . . . . . . . . . . . . . 70
(b)    Company Restructuring.. . . . . . . . . . . . . . . . . . . . . . . . 71
(c)    Tax Sharing Agreements. . . . . . . . . . . . . . . . . . . . . . . . 71
(d)    Surety Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . 72
(e)    Disclosure Updates and Supplements. . . . . . . . . . . . . . . . . . 72


                                          -iii-

                                     ARTICLE VII

                        Conditions to Merger and Contribution

7.1.   Conditions to Obligations to Effect the Merger. . . . . . . . . . . . 72
(a)    Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . 72
(b)    AMEX Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
(c)    Regulatory Consents . . . . . . . . . . . . . . . . . . . . . . . . . 73
(d)    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
(e)    S4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
(f)    Blue Sky Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . 74
(g)    Consents Under Agreements . . . . . . . . . . . . . . . . . . . . . . 74
(h)    Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
(i)    Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
7.2.   Conditions to Each Party's Obligations to Effect the Contribution . . 74
(a)    Stockholder Approval. . . . . . . . . . . . . . . . . . . . . . . . . 74
(b)    Regulatory Consents . . . . . . . . . . . . . . . . . . . . . . . . . 75
(c)    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
(d)    Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
(e)    AMEX Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
(f)    Stockholders Agreement. . . . . . . . . . . . . . . . . . . . . . . . 76
7.3.   Conditions to Obligations of Parent to Effect Contribution. . . . . . 76
(a)    Representations and Warranties. . . . . . . . . . . . . . . . . . . . 76
(b)    Performance of Obligations of the Company . . . . . . . . . . . . . . 77
(c)    Consents Under Agreements . . . . . . . . . . . . . . . . . . . . . . 77
(d)    Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
(e)    Contributed Systems Deliveries. . . . . . . . . . . . . . . . . . . . 77
(f)    Resignations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
(g)    Company Restructuring.. . . . . . . . . . . . . . . . . . . . . . . . 79
7.4.   Conditions to Obligations of the Company to Effect Contribution . . . 79
(a)    Representations and Warranties. . . . . . . . . . . . . . . . . . . . 79
(b)    Performance of Obligations of CSC, Parent and Merger Sub. . . . . . . 79
(c)    Consents Under Agreements . . . . . . . . . . . . . . . . . . . . . . 79
(d)    Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
(e)    Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
(f)    Cash Flow Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
(g)    Assumption of Liabilities.. . . . . . . . . . . . . . . . . . . . . . 80

                                     ARTICLE VIII

                                     Termination

8.1.   Termination by Mutual Consent . . . . . . . . . . . . . . . . . . . . 80
8.2.   Termination by Either CSC or the Company. . . . . . . . . . . . . . . 80
8.3.   Termination by the Company. . . . . . . . . . . . . . . . . . . . . . 81
8.4.   Termination by CSC. . . . . . . . . . . . . . . . . . . . . . . . . . 81


     8.5.   Effect of Termination and Abandonment . . . . . . . . . . . . . 82

                                      ARTICLE IX


                              Miscellaneous and General
     9.1.   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
     9.2.   Modification or Amendment . . . . . . . . . . . . . . . . . . . 82
     9.3.   Waiver of Conditions. . . . . . . . . . . . . . . . . . . . . . 83
     9.4.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 83
     9.5.   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL . . . . . . . . . 83
     9.6.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     9.7.   Entire Agreement; No Other Representations. . . . . . . . . . . 85
     9.8.   No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . 85
     9.9.   Obligations of CSC, Parent, TCI and the Company . . . . . . . . 85
     9.10.  New York State and City Real Property Transfer
            Tax; Other Transfer Taxes; HSR Fee. . . . . . . . . . . . . . . 85
     9.11.  Bulk Transfers; Further Assurances. . . . . . . . . . . . . . . 86
     9.12.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 86
     9.13.  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . 86
     9.14.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . 87

Index of Defined Terms: . . . . . . . . . . . . . . . . . . . . . . . . . .I-1


Exhibits:

Exhibit A - (Terms of Reorganization Agreement) . . . . . . . . . . . . . .A-1
Exhibit B - (Form of Stockholders Agreement). . . . . . . . . . . . . . . .B-1

Schedules:

Schedule 3.3(ii)    (Asset Contributed Systems) . . . . . . . . . . . . . .S-1
Schedule 3.3(xii)   (Contributed Subsidiaries). . . . . . . . . . . . . . .S-3
Schedule 3.5        (Issue Exceptions). . . . . . . . . . . . . . . . . . .S-4

                AMENDED AND RESTATED CONTRIBUTION AND MERGER AGREEMENT


          AMENDED AND RESTATED CONTRIBUTION AND MERGER AGREEMENT (hereinafter called this "AGREEMENT"), dated as of June 6, 1997, among TCI
Communications, Inc, a Delaware corporation (the "COMPANY"), Cablevision Systems Corporation, a Delaware corporation ("CSC"), CSC Parent Corporation, a newly formed Delaware corporation and a wholly owned subsidiary of CSC ("PARENT"), and CSC Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB," and CSC and Merger Sub sometimes being hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS").

                                       RECITALS

          WHEREAS, the parties hereto entered into a Contribution and Merger Agreement (the "ORIGINAL AGREEMENT") dated as of June 6, 1997 and now desire to amend and restate the Original Agreement as provided herein.

          WHEREAS, the respective boards of directors of each of CSC, Parent and Merger Sub have approved the merger of Merger Sub with and into CSC (the "MERGER") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, after the execution and delivery of this Agreement, Parent and Charles F. Dolan and/or certain other equity holders in Subsidiaries of CSC may enter into the Partnership Contribution Agreement (the "PARTNERSHIP CONTRIBUTION AGREEMENT") relating to the acquisition by Parent of the partnership interests in Cablevision of New York City M.L.P. held by Charles
F. Dolan and/or such other equity interest in Subsidiaries of CSC pursuant to which, among other things, the Partnership Contribution (as defined therein) would be consummated upon the terms and subject to the conditions set forth therein;

          WHEREAS, it is anticipated that CSC and Parent will enter into a Reorganization Agreement containing substantially the terms described in Exhibit A (the "REORGANIZATION AGREEMENT") pursuant to which, among other things, the Reorganization (as defined therein) may be consummated upon the terms and subject to the conditions set forth therein;

          WHEREAS, the respective boards of directors of each of CSC, Parent, and the Company have approved the contribution of all of the outstanding shares of Contributed Subsidiary Capital Stock and of certain assets to Parent and the acquisition of the Contributed Subsidiary Capital Stock and such assets and the assumption of certain liabilities by Parent upon the terms and subject to the conditions set forth in this Agreement (the "CONTRIBUTION");

          WHEREAS, the board of directors of Parent has approved the Stockholders Agreement substantially in the form attached as Exhibit B hereto (the "STOCKHOLDERS AGREEMENT") upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, contemporaneously with the execution and delivery of the Original Agreement, as a condition and inducement to the Company's, CSC's, Parent's and Merger Sub's willingness to enter into this Agreement, the Class B Entities (as defined in the Voting Agreement), Tele-Communications, Inc., a Delaware corporation ("TCI"), CSC and Parent are entering into a voting agreement (the "VOTING AGREEMENT") pursuant to which, among other things, the Class B Entities shall agree to vote all Shares and shares of Parent Common Stock owned by them in favor of approval and adoption of this Agreement and the Merger, the approval of the share issuance in connection with the Contribution and the approval of the Charter Amendments (as defined therein) and the Class B Entities and TCI shall agree to enter into the Stockholders Agreement at the Contribution Closing;

          WHEREAS, it is intended that, for federal income tax purposes, the Merger and the Contribution shall qualify as an exchange governed by Section 351 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"); and

          WHEREAS, CSC, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                      ARTICLE I

                         The Merger; Closings; Effective Time

          1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into CSC and the separate corporate existence of Merger Sub shall thereupon cease. CSC shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION"), and the separate corporate existence of CSC with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Sections 3.1 and 3.2. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

          1.2. CLOSINGS. The closings of each of the Merger (the "MERGER CLOSING") and the Contribution (the "CONTRIBUTION CLOSING," and, together with the Merger Closing, the "CLOSINGS") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 A.M. on the third business day on which the last to be fulfilled or waived of the conditions for the Merger and the Contribution (together, the "TRANSACTIONS"), as the case may be, set forth in Article VII (other than in each case those conditions that by their nature are to be satisfied at their respective Closings, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as CSC, the Company and Parent may agree in writing (the "CLOSING DATE").

          1.3. EFFECTIVE TIME. As of or as soon as practicable following the Merger Closing, CSC and Parent will cause a Certificate of Merger (the "CERTIFICATE OF MERGER") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "EFFECTIVE TIME").

                                      ARTICLE II

                       Certificate of Incorporation and By-Laws
                             of the Surviving Corporation

          2.1. THE CERTIFICATE OF INCORPORATION. The certificate of incorporation of CSC as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "CHARTER"), until duly amended as provided therein or by applicable law, except that: (a) Article Fourth of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 10,001,000 shares: (a) 1,000 shares of Common Stock, par value $1.00 per share; (b) 10,000,000 shares of Preferred Stock, par value $.01 per share ("PREFERRED STOCK"), 200,000 shares of which shall be designated as Series A Cumulative Convertible Preferred Stock ("SERIES A PREFERRED STOCK") and 200,000 shares of which shall be designated as Series B Cumulative Convertible Preferred stock ("SERIES B PREFERRED STOCK")."; and (b) Article First of the Charter shall be amended to read in its entirety as follows: "The name of the Corporation is CSC Holdings, Inc."

          2.2. THE BY-LAWS. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "BY-LAWS"), until thereafter amended as provided therein or by applicable law.

                                     ARTICLE III

                                Officers and Directors
                            of the Surviving Corporation;
                              Contribution; Adjustment;
                                Third-Party Consents;

          3.1. DIRECTORS. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

          3.2. OFFICERS. The officers of CSC at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

          3.3. CONTRIBUTION. On the terms and subject to the conditions set forth herein, at the Contribution Closing:

          (a) the Company agrees that it shall contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to Parent, free and clear of any Liens (other than Contributed System Permitted Liens), and Parent agrees that it shall accept and receive all of the Acquired Assets;

          (b) the Company agrees that it will transfer or cause to be transferred to Parent, and Parent agrees that it will acquire from the Company or the Person the Company causes to transfer to Parent, all of the Included Contributed Systems, including the franchises, assets and rights necessary to provide cable television services related thereto, by Parent acquiring all of the outstanding Contributed Subsidiary Capital Stock, free and clear of any Lien; and

          (c) Parent agrees that it (i) shall issue to the Company an aggregate consideration (the "STOCK CONSIDERATION") of 12,235,543 shares of Class A Common Stock, par value $.01 per share (the "PARENT CLASS A SHARES"), of Parent, subject to adjustment as provided in Section 3.4 and Section 3.5, and deliver to the transferors of the Acquired Assets and the Contributed Subsidiary Capital Stock a certificate or certificates representing such Parent Class A Shares as more specifically described on Schedules 3.3(ii) and 3.3(xii) and (ii) shall assume and agree to pay and shall discharge and perform as and when due the Assumed Liabilities. Notwithstanding anything to the contrary in this Agreement, Parent shall not assume or be liable for, and the Company shall hold Parent harmless in respect of, any of the Excluded Liabilities.

          As used in this Agreement, the following terms shall have the following meanings:

          (i) "ACQUIRED ASSETS" means all of the properties, assets, privileges, rights, interests, claims and goodwill, real and personal, tangible and intangible, of every type and description, including leasehold interests or rights to possession, whether owned or leased or otherwise possessed, by the Contributed System Entities primarily relating to, used in or held for use in connection with or otherwise required to carry on the business of the Asset Contributed Systems as currently conducted and to be conducted in accordance with this Agreement prior to the Closing Date, whether now in existence or hereafter acquired prior to the Contribution Closing, including the Contributed Accounts, the Contributed Instruments, the Contributed Contracts, the Contributed Equipment, the Contributed Intellectual Property, the Contributed Inventory and the Contributed Real Property but excluding the Excluded Assets;

          (ii) "ASSET CONTRIBUTED SYSTEMS" means those cable television systems identified on Schedule 3.3(ii) as an "Asset Contributed System";

          (iii) "ASSUMED LIABILITIES" means (i) all liabilities, obligations and commitments of the Contributed System Entities to the extent relating to or arising out of the business of the Asset Contributed Systems, whether before or after the Contribution Closing, including all liabilities, obligations and commitments arising before or after the Contribution Closing under the Contributed Instruments, the Contributed Contracts and the Contributed Intellectual Property; (ii) all of the Assumed Company Debt; and
(iii) all other liabilities, obligations and commitments to the extent they are included as Liabilities, and an adjustment has been taken therefor, under
Section 3.4(a), PROVIDED that Assumed Liabilities shall exclude the Excluded Liabilities;

          (iv) "CONTRIBUTED ACCOUNTS" means all accounts receivable, royalties receivable, marketable securities, deposits and prepaid expenses of the Contributed System Entities arising out of or relating to the business of the Asset Contributed Systems as currently conducted and to be conducted in accordance with this Agreement prior to the Closing Date;

          (v) "CONTRIBUTED CONTRACTS" means all Contracts of the Contributed System Entities primarily relating to or made in connection with the business of the Asset Contributed Systems, including, with respect to the Asset Contributed Systems, the Contributed System Cable Franchise Agreements and the Contributed System Leases;

          (vi) "CONTRIBUTED ENTITIES" means the Contributed Subsidiaries and their Subsidiaries;

          (vii) "CONTRIBUTED EQUIPMENT" means all tangible personalty; electronic devices; towers; trunk and distribution cable; decoders and spare decoders for scrambled satellite signals; amplifiers; power supplies; conduit; vaults and pedestals; grounding and pole hardware; installed subscriber's devices (including drop lines, converters, encoders, transformers behind television sets and fittings); "head-ends" and "Hubs" (origination, transmission and distribution system) hardware; tools; inventory; spare parts; maps and engineering data; vehicles; supplies, tests and closed circuit devices; furniture and furnishings; and all other tangible personal property and facilities owned or leased by the Contributed System Entities and primarily relating to, used in or held for use in connection with or otherwise required to carry on the business of the Asset Contributed Systems as currently conducted and to be conducted in accordance with this Agreement prior to the Closing Date;

          (viii) "CONTRIBUTED INSTRUMENTS" means all permits, licenses, franchises, variances, exceptions, orders, authorizations, consents, ordinances or licenses granted to the Contributed System Entities by any Governmental Entity and primarily in respect of or otherwise used in or held for use in connection with or required to carry out, the business of the Asset Contributed Systems as currently conducted and to be conducted in accordance with this Agreement prior to the Closing Date, including permits for wire crossings over or under highways, railroads, and other property; construction permits and certificates of occupancy; business radio, "Earth Station" and other FCC licenses; pole attachment and other Contracts with utilities; Contracts for the purchase, sale, receipt or distribution of news, data and microwave relay signals or for satellite services; and all other approvals, consents and authorizations of the Contributed System Entities relating to, used in or held for use in connection with or otherwise required to carry on the business of the Asset Contributed Systems as currently conducted and to be conducted in accordance with this Agreement prior to the Closing Date;

          (ix) "CONTRIBUTED INTELLECTUAL PROPERTY" means the Intellectual Property Rights of the Contributed System Entities primarily relating to, used in or held for use in connection with or otherwise required to carry on the business of the Asset Contributed Systems as currently conducted and to be conducted in accordance with this Agreement prior to the Closing Date, and the value associated therewith;

          (x) "CONTRIBUTED INVENTORY" means all inventory (as defined under GAAP) plus, without limitation, all supplies, all equipment held as maintenance inventory, all converters, all cables and all amplifiers owned or leased by the Contributed System Entities relating to, used in or held for use in connection with or otherwise required to carry on the business of the Asset Contributed Systems as currently conducted and to be conducted in accordance with this Agreement prior to the Closing Date;

          (xi) "CONTRIBUTED REAL PROPERTY" means all realty, fixtures, easements, rights-of-way, leasehold and other interests in real property, buildings and improvements of the Contributed System Entities relating to, used in or held for use in connection with or otherwise required to carry on the business of the Asset Contributed Systems as currently conducted and to be conducted in accordance with this Agreement prior to the Closing Date, including, with respect to the Asset Contributed Systems, the Contributed Systems Real Property and the Contributed Systems Leased Real Property;

          (xii)  "CONTRIBUTED SUBSIDIARIES" means those Persons identified on
Schedule 3.3(xii) as a "Contributed Subsidiary" owning, collectively, all of the Included Contributed Systems;

          (xiii) "CONTRIBUTED SUBSIDIARY CAPITAL STOCK" means 100% of the issued and outstanding equity interests (including capital stock and partnership interests) in the Contributed Subsidiaries;

          (xiv)  "CONTRIBUTED SYSTEM ENTITIES" means those Persons listed on
Schedule 3.3(ii) as a "Contributed System Entity" and also, as of immediately prior to the Contribution Closing, the Future Contributed System Entities;

          (xv) "CONTRIBUTED SYSTEMS" means the Included Contributed Systems and the Asset Contributed Systems;

          (xvi) "EXCLUDED ASSETS" means, with respect to any Contributed System, all: (A) programming Contracts (including cable guide Contracts) and retransmission consent Contracts (other than those listed in Section 5.1(n) of the Company Disclosure Letter); (B) insurance policies and rights and claims thereunder up to the Company's self-insured retention or deductible;
(C) cash and cash equivalents subject to the adjustment for Net Adjusted Working Capital; (D) Contracts relating to national advertising sales representation, including Contracts with National Cable Communications or Cable Networks, Inc.; (E) bonds, letters of credit, surety instruments and other similar items; (F) trademarks, tradenames, service marks, service names, logos and similar proprietary rights other than those that are used exclusively with respect to the Acquired Assets; and (G) all commercial accounts relating to the provision by direct broadcast satellite of cable music services.

          (xvii) "EXCLUDED LIABILITIES" means all of the following liabilities, obligations and commitments: (v) those to be terminated pursuant to Section 6.15(a) (other than any liabilities, obligations or commitments to the extent they are included as Liabilities, and an adjustment has been taken therefor, under Section 3.4(a)); (w) those relating to the officers, directors or employees of the Company or any of its Subsidiaries that are not Hired Employees; (x) those arising as a result of a breach by TCI or the Company of any of its representations, warranties, covenants, agreements or obligations under this Agreement but only to the extent that such representations, warranties, covenants, agreements or obligations survive the consummation of the Transactions as provided in Section 9.1; (y) any Indebtedness to be released pursuant to Section 6.17(a); and (z) those relating to the Excluded Assets;

          (xviii) "FUTURE CONTRIBUTED SYSTEM ENTITIES" means those corporations to be formed to receive the Asset Contributed Systems pursuant to and in accordance with the Company Restructuring prior to the Contribution Closing;

          (xix) "INCLUDED CONTRIBUTED SYSTEMS" means those cable television systems identified on Schedule 3.3(xviii) as an "Included Contributed Systems";

          (xx) "LIEN" means any mortgage, pledge, lien, deed of trust, hypothecation, claim, security interest, title defect, encumbrance, burden, tax lien (as used in Section 6321 of the Code or similarly by any state, local or foreign tax authority), charge or other similar restriction, title retention agreement, option, easement, covenant, encroachment or other adverse claim; and

          (xxi) "PERSON" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

          3.4. NET ADJUSTED WORKING CAPITAL ADJUSTMENT.
          (a) Within 90 days following the Contribution Closing, Parent shall prepare, or cause to be prepared, and deliver to the Company a Closing Date consolidated balance sheet relating to both the Asset Contributed Systems and the Contributed Entities (the "CLOSING BALANCE SHEET"), which shall set forth the consolidated assets and liabilities of the Contributed Entities and Acquired Assets and Assumed

Liabilities and the Net Adjusted Working Capital as of the Closing Date, shall be prepared in accordance with the principles and methods applied to the Proxy Financial Statements and shall be accompanied by reasonably detailed information supporting the numbers set forth therein.
For this purpose, in no event will purchase accounting adjustments relating to the Contribution Closing be made to the Closing Balance Sheet. For the purpose of this Agreement: (i) "CURRENT ASSETS" means the aggregate amount of cash, marketable securities, deposits, active subscriber accounts receivables that are no more than 90 days past due (based on date of invoice) for those subscribers who have been subscribers and have paid for at least one entire billing cycle and prepaid expenses and advertising sales accounts receivables for all such receivables, net of reserves for doubtful accounts, each as reflected as current assets on a balance sheet prepared in accordance with generally accepted accounting principles ("GAAP") applied in a manner consistent with that applied in the preparation of the Proxy Financial Statements, except that the Fibertech Cash and any Excluded Assets shall not be included; (ii) "LIABILITIES" means the aggregate amount of any and all liabilities (current and long term and whether or not contingent) reflected as liabilities on a balance sheet prepared in accordance with GAAP applied in a manner consistent with that applied in preparation of the Proxy Financial Statements, except that the Assumed Company Debt, the Surety Liabilities, any Excluded Liabilities and any other liability or obligation terminated pursuant to Section 6.15(a) without any liability or obligation to any Contributed Entity or any Asset Contributed System after the Contribution Closing shall not be included; and (iii) "NET ADJUSTED WORKING CAPITAL" equals (x) the Current Assets minus (y) the sum of the Liabilities and the amount by which the total of the Surety Liabilities exceeds $10,000,000.

          (b) The Company and the Company's accountants shall, within 30 days after the delivery by Parent of the Closing Balance Sheet and the information required to be delivered with the Closing Balance Sheet, complete their review of the Net Adjusted Working Capital derived from the Closing Balance Sheet. In the event that the Company determines that the Net Adjusted Working Capital has not been determined on the basis set forth in
Section 3.4(a) and this Section 3.4(b), the Company shall inform Parent in writing (the "COMPANY'S OBJECTION"), setting forth a specific description of the basis of the Company's Objection and the adjustments to the Net Adjusted Working Capital that the Company believes should be made, on or before the last day of such 30-day period. Parent shall then have 20 days to review and respond to the Company's Objection. If Parent and the Company are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 10 days following the completion of Parent's review of the Company's Objection, they shall refer their remaining differences to KPMG Peat Marwick (or its successor) or another internationally recognized firm of independent public accountants as to which the Company and Parent mutually agree (the "CPA FIRM"), who shall, acting as experts and not as arbitrators, determine on the basis of the standards set forth in Section 3.4(a) and this Section 3.4(b), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Net Adjusted Working Capital, as derived from the Closing Balance Sheet, requires adjustment. The parties shall instruct the CPA Firm to deliver its written determination to Parent and the Company no later than the twentieth day after the remaining differences underlying the Company's Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Parent and the Company and shall not be subject to appeal. The fees and disbursements of the CPA Firm shall be paid by the Person whose estimate of Net Adjusted Working Capital differs the most from that ultimately determined by the CPA Firm. Parent and the Company shall (and Parent shall cause the Contributed Entities to) make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants) relating to the Financial Statements and Closing Balance Sheet and all other items reasonably requested by the CPA Firm. The "ADJUSTED CLOSING BALANCE SHEET" shall be (i) the Closing Balance Sheet in the event that (x) the Company's Objection is not delivered to Parent during the 30-day period specified above or (y) the Company and Parent so agree, (ii) the Closing Balance Sheet, adjusted in accordance with the Company's Objection, in the event that Parent does not respond to the Company's Objection within the 20-day period following receipt by Parent of the Company's Objection, or (iii) the Closing Balance Sheet, as adjusted by either (x) the agreement of the Company and Parent or (y) the CPA Firm. In the event that the adjustment of the Closing Balance Sheet pursuant to this Section 3.4(b) discloses that it is appropriate to include an item in the calculation of Net Adjusted Working Capital that had been omitted from the Closing Balance Sheet or to omit an item in the calculation of Net Adjusted Working Capital that had been included in the Closing Balance Sheet, Parent shall prepare a revised Closing Balance Sheet including or omitting such item, as the case may be, as at the date thereof.

          (c) Within five business days following issuance of the Adjusted Closing Balance Sheet, the payments payable pursuant to this Section 3.4(c) shall be paid by wire transfer of immediately available funds to a bank account designated by Parent or the Company, as the case may be, together with interest thereon (at the prime rate of interest of Citibank N.A. in effect on the Closing Date) from and including the Closing Date and up to but not including the date of payment. If the Net Adjusted Working Capital is more than zero, Parent will make a payment to the Company in the amount by which the Net Adjusted Working Capital exceeds zero, as derived from the Adjusted Closing Balance Sheet. If the Net Adjusted Working Capital is less than zero, the Company will make a payment to Parent in the amount by which the Net Adjusted Working Capital is less than zero, as derived from the Adjusted Closing Balance Sheet. Any adjustment payment in respect of Net Adjusted Working Capital required to be made by Parent to the Company will be subject to set-off to the extent of any failure by the Company to comply with
Section 6.15(a), Section 6.17(a) or Section 6.17(d). In the event that the aforementioned set-off is insufficient to fully compensate Parent due to any failure by the Company to comply with Section 6.15(a), Section 6.17(a) or
Section 6.17(d), the Company shall make a payment to Parent in the amount equal to such insufficient amount.

          3.5. ANTIDILUTION ADJUSTMENTS. If, between the date of this Agreement and the Contribution Closing, CSC or Parent issues from time to time any Shares or shares of Parent Common Stock other than in full or partial satisfaction of the obligations ("ISSUE EXCEPTIONS") that are described on Schedule 3.5 then, upon any such issue, the number of Parent Class A Shares comprising the Stock Consideration shall be adjusted (to be either increased or decreased) in accordance with the following formula:

                    X' = 1,419,322,988
                         -------------
                              C'

where:

     X'   =    the adjusted aggregate number of Parent Class A Shares comprising the Stock Consideration immediately following such issue (rounded to the nearest whole share);

     O    =    the number of Shares or shares of Parent Common Stock outstanding immediately prior to such issue;

     I    =    the aggregate number of Shares or shares of Parent Common Stock to be issued in such issue;

     C    =    initially $116, and following any antidilution adjustment the C'
               from the immediately preceding antidilution calculation;

     P    =    the price per Share of the Shares or shares of Parent Common
               Stock to be issued in such issue calculated by reference, as the case may be, to (i) the aggregate amount of the principal of, interest on, fees and any other amount in respect of the indebtedness that is paid, redeemed or satisfied in such issue or
               (ii) the aggregate amount of the liquidation value of, dividends on, and any other amount in respect of the Preferred Shares that is paid, redeemed or satisfied in such issue; and

     C'   =    V + V';
               -----
               O + I


     V    =    C x O; and

     V'   =    P x I.

          3.6. FAILURE TO RECEIVE THIRD PARTY CONSENTS. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any approval, instrument or Contract, or any claim, right or benefit arising thereunder or arising therefrom, if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would be void or constitute a breach or violation thereof or affect adversely any of the rights or obligations of Parent thereunder; and any transfer or assignment to Parent of any interest under any such approval, instrument or Contract that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event that any such consent or approval is not obtained on or prior to the Closing Date, the Company (i) shall use its commercially reasonable efforts to obtain any such consent or approval after the

Closing Date until such time as such consent or approval has been obtained and (ii) shall cooperate with Parent in any lawful arrangement designed to provide Parent or its Subsidiaries, as the case may be, with the full economic benefits under any such approval, instrument or Contract, including performance by the Company or its Affiliates, as the case may be, as an agent, or in a similar role, for Parent or its Subsidiaries, as the case may be, PROVIDED that Parent shall undertake to pay or satisfy (or cause the payment or satisfaction of) the corresponding liabilities for the enjoyment or such benefit only to the extent Parent would have been responsible therefor hereunder if such consent or approval had been obtained prior to the Closing Date. No party hereto shall be required to pay any material payments, agree to any material restrictions on its or any of its affiliates' business or commence or pursue any litigation in order to comply with this
Section 3.6. Nothing in this Section 3.6 shall be deemed a waiver or modification by Parent of its right to receive an effective assignment and transfer of all of the Acquired Assets, nor shall this Section 3.6 be deemed to constitute an agreement to exclude from the Acquired Assets any approvals, instruments or Contributed Contracts described in this Section or to require the obtaining of any consent or approval not otherwise required to be obtained under the terms of this Agreement.

                                      ARTICLE IV

                        Effect of the Merger on Capital Stock

          4.1. EFFECT ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of CSC, Parent or Merger Sub:

          (a) MERGER CONSIDERATION. Each share of the Class A Common Stock, par value $.01 per share ("CSC CLASS A SHARES"), of CSC and each share of Class B Common Stock, par value $.01 per share ("CSC CLASS B SHARES"), of CSC (each, a "SHARE" and, collectively, the "SHARES") issued and outstanding immediately prior to the Effective Time (other than Shares owned by CSC, Parent, Merger Sub or any other direct or indirect subsidiary of CSC (collectively, the "PARENT COMPANIES"), excluding in each case those Shares held on behalf of third parties (collectively, the "EXCLUDED SHARES")) shall be converted into and become exchangeable for (the "MERGER CONSIDERATION") one Parent Class A Share (in the case of CSC Class A Shares) or one share of Class B Common Stock, par value $.01 per share (a "PARENT CLASS B

SHARE"), of Parent (in the case of CSC Class B Shares) (the Parent Class A Shares and the Parent Class B Shares are together referred to herein as the "PARENT COMMON STOCK"). At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "CERTIFICATE") formerly representing any of such Shares (other than Excluded Shares) shall thereafter be deemed for all purposes to represent the number of shares of Parent Common Stock into which such Shares were converted pursuant to this Section 4.1.

          (b) CANCELLATION OF SHARES AND PARENT COMMON STOCK. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies (other than Shares that are in each case owned on behalf of third parties) and each share of Parent Common Stock owned by any of the Parent Companies shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c) MERGER SUB. At the Effective Time, each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          (d) PREFERRED STOCK. Each share of Series C Cumulative Preferred Stock, par value $.01 per share, Series D Cumulative Preferred Stock, par value $.01 per share, 113/4% Series H Redeemable Exchangeable Preferred Stock, par value $.01 per share, 81/2% Series I Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, and 111/8% Series M Redeemable Exchangeable Preferred Stock, par value $.01 per share, of CSC (collectively, the "PREFERRED SHARES") issued and outstanding at the Effective Time shall remain outstanding and shall be entitled to the same dividend and other relative rights, preferences, limitations and restrictions as provided by the amended and restated certificate of incorporation of CSC, as amended.

          4.2. TRANSFERS. After the Effective Time, if Certificates are presented to the Surviving Corporation or to Parent they shall be canceled and exchanged for certificates representing the Merger Consideration into which the Shares formerly represented by such Certificate were converted pursuant to
Section 4.1.

          4.3. DISSENTERS' RIGHTS. In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Shares or Preferred Shares in connection with the Merger.

          4.4. ADJUSTMENTS TO PREVENT DILUTION. In the event that CSC changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or stock distribution, recapitalization, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration and the Stock Consideration shall be equitably adjusted taking into account, in the case of the Stock Consideration, any adjustment made pursuant to Section 3.5.


                                      ARTICLE V

                            Representations and Warranties

          5.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "COMPANY DISCLOSURE LETTER"), the Company hereby represents and warrants to CSC, Parent and Merger Sub that:

          (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Contributed Entities, the Contributed System Entities and the Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Contributed Systems Material Adverse Effect. The Company has made available to Parent a complete and correct copy of the Company's and the Contributed Entities' respective certificates of incorporation and by-laws or comparable governing instruments, each as amended to date. The

Company's and the Contributed Entities' respective certificates of incorporation and by-laws or comparable governing instruments so delivered are in full force and effect. TCI owns directly all of the outstanding Common Stock of the Company, and the Company is TCI's principal cable property holding company. Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where each of the Contributed Subsidiaries is and each of the Contributed System Entities is or, if Future Contributed System Entities, will be as of the Contribution Closing organized and qualified to do business.

          As used in this Agreement, the term (i) "SUBSIDIARY" means, with respect to the Company, any Contributed Entity, CSC, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries (it being agreed that until the Effective Time, Parent shall be deemed a Subsidiary of CSC for all purposes hereunder) and (ii) "CONTRIBUTED SYSTEMS MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business or results of operations of all of the Contributed Systems, taken as a whole, excluding any such effects proximately caused by CSC or Parent or any of their respective Subsidiaries.

          (b) CAPITAL STRUCTURE; ACQUIRED ASSETS; INDEBTEDNESS. (i) The authorized and outstanding capital stock of each Contributed Entity is set forth in Section 5.1(b) of the Company Disclosure Letter. All of the outstanding shares of capital stock in each of the Contributed Entities have been duly authorized and are validly issued, fully paid and nonassessable and are owned beneficially and of record by a direct or indirect Subsidiary of the Company, free and clear of any Lien. Except as required to consummate the Company Restructuring, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Contributed Entities or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the

Contributed Entities, and no securities or obligations evidencing such rights are authorized, issued or outstanding. No Contributed Entity has any shares of capital stock reserved for issuance. No Contributed Entity has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or to convert into or be exercised or exchanged for securities having the right to vote) ("VOTING DEBT") with the stockholders of any Contributed Entity on any matter. There are no voting trusts, proxies, or other commitments or understandings, restrictions or arrangements of any kind in favor of any Person with respect to the voting of, or the right to participate in dividends or other earnings on, any securities or other ownership interests of any Contributed Entity. Each of the Contributed System Entities is or, if a Future Contributed System Entity, will be as of the Contribution Closing a Subsidiary of the Company. All of the Asset Contributed Systems are owned and operated within, and all of the Acquired Assets and Assumed Liabilities are contained within, the Contributed System Entities.

          (ii) The Acquired Assets, taken as a whole, constitute and will constitute all the properties, assets, privileges, rights, and interests of the Company and its Subsidiaries relating to, used in or held for use in connection with or otherwise required to carry on the business of the Asset Contributed Systems as of the date hereof and as of immediately after the Contribution Closing, except to the extent that Excluded Assets may relate to, be used in or held for use in connection with or otherwise be required to carry on such business.

          (iii) Section 5.1(b) of the Company Disclosure Letter, which shall be supplemented on the third business day before the Closing Date in accordance with Section 6.17(e), sets forth all of the outstanding Indebtedness of each of the Contributed System Entities (including the Future Contributed System Entities as of the Contribution Closing) and each of the Contributed Entities, the maturity thereof and the interest rate thereon, except for the Assumed Company Debt, which is set forth to the best approximation by the Company as of the date hereof and shall be set forth in exact amounts on the third business day prior to the Closing Date. As used in this Agreement, the term "INDEBTEDNESS" means, without duplication, any liability, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereto), but excluding reimbursement obligations under any surety bond and reimbursement obligations and letters of credit and other forms of surety for cable franchises and other operating agreements, (ii) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes a trade payable arising in the ordinary course of business, (iii) any obligation of a Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with GAAP, and the amount of such obligation constituting Indebtedness shall be the amount so required to be accounted for as a liability, (iv) under any other agreement related to the fixing or exchanging of interest rates on any Indebtedness described above, such as an interest swap, cap or collar agreement, or (v) guarantees of items of other Persons which would be included within this definition of Indebtedness for such other Persons (whether or not the guarantee would appear on a balance sheet of such other Person). The aggregate amount of liabilities, whether or not contingent, in respect of reimbursement obligations and letters of credit and other forms of surety for cable franchises and other operating agreements, excluding reimbursement obligations under any surety bonds (collectively, the "SURETY LIABILITIES") does not exceed $10,000,000.

          (c) CORPORATE AUTHORITY; APPROVAL. (i) Each of the Company and TCI has (and as of the Contribution Closing each Contributed System Entity will have) all requisite corporate power and authority and has taken (or, in the case of the Contributed System Entities, as of the Contribution Closing will have taken) all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Contribution (it being understood that, for the purposes of this Agreement, consummation of the Contribution shall include consummation of the transactions contemplated by the Company Restructuring). This Agreement is a valid and binding agreement of the Company and TCI enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "BANKRUPTCY AND EQUITY EXCEPTION").

          (ii) The board of directors of each of the Company and TCI has approved this Agreement and the Contribution. No approval of the stockholders of the Company or of TCI is required for the effectiveness, validity or enforceability of this Agreement or the transactions contemplated hereby.

          (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the filings and/or notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and except as set forth in Section 5.1(d) of the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any governmental, regulatory or self-regulatory (including a sports league) authority, agency, commission, body or other governmental entity ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Contribution and the performance of its other obligations hereunder, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Contributed Systems Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated by this Agreement.

          (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Contribution and the performance of its other obligations hereunder will not, constitute or result in (A) a breach or violation of, or a default under, the respective certificates of incorporation or by-laws of the Contributed System Entities, the Contributed Entities or the Company or the comparable governing instruments of any of the Contributed System Entities or any of the Contributed Entities, (B) a breach of or violation of or a default under, or the acceleration of any obligations of or the creation of a Lien on the assets of the Contributed Entities, the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, franchise, permit, concession, contract, note, mortgage, indenture, arrangement or other obligation ("CONTRACTS") binding upon the Contributed Entities, the Company or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which the Contributed Entities, the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Contributed Systems Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Section 5.1(d) of the Company Disclosure

Letter sets forth a correct and complete list of Contracts of the Contributed Entities, the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the Contribution and the other transactions contemplated by this Agreement (whether or not subject to the material adverse effect or materiality exception set forth with respect to clauses (B) and (C) above), other than any such Contract (x) the amount that could be paid or received thereunder after the Audit Date does not exceed $100,000 per annum and $250,000 in the aggregate or (y) that is terminable by any of the Contributed System Entities or by any of the Contributed Entities without penalty on less than 60 days' notice.

          (e) FINANCIAL STATEMENTS. The Company has delivered to Parent and CSC complete and correct copies of each of the financial statements listed in
Section 5.1(e) of the Company Disclosure Letter (the "FINANCIAL STATEMENTS"). The Financial Statements fairly present, in all material respects, the financial position of each of the Contributed Systems as of the respective date indicated and the financial position and results of operations, as the case may be, of each of the Contributed Systems for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except for the omission of statements of retained earnings, changes in cash flows and financial positions and except for the omission of notes and normal year-end adjustments. The Proxy Financial Statements (including the related notes and schedules) to be delivered to CSC by the Company will fairly present, in all material respects, the consolidated financial position of the Contributed Systems as of the respective dates indicated and the consolidated financial position and results of operations, retained earnings, changes in financial position and cash flows, as the case may be, of the Contributed Systems for the periods set forth therein (subject, in the case of unaudited statements) to notes and normal year-end audit adjustments that will not individually or in the aggregate be material in amount or effect, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. The financial positions and results of operations reflected in the Proxy Financial Statements, when delivered, will not differ in any material respect from that reflected in the Financial Statements for the same periods involved (other than any purchase accounting adjustments and accruals for Taxes which were not reflected in the Financial Statements).

          (f) ABSENCE OF CERTAIN CHANGES. Since March 31, 1997 (the "AUDIT DATE"): (i) the Company, the Contributed

System Entities and the Contributed Entities have conducted their respective businesses relating to the Contributed Systems only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses; and (ii) there has not been (I) any change in the financial condition, properties, business or results of operations of any of the Contributed Entities or the Contributed Systems or any event or development or combination of events or developments that, individually or in the aggregate, has had or is reasonably likely to have a Contributed Systems Material Adverse Effect (it being acknowledged and agreed that, for the purposes of this Agreement, knowledge or awareness of the Company shall include the knowledge or awareness of the Company, of the Contributed Entities and of any of the Contributed System Entities); PROVIDED, HOWEVER, that any such effect resulting from any change (x) in law, rule, or regulation or generally accepted accounting principles or interpretations thereof that applies to both CSC and the Contributed Systems or (y) in economic or business conditions generally or in the cable industry specifically shall not be considered when determining if a Contributed Systems Material Adverse Effect has occurred; (II) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries with respect to the Contributed Systems, whether or not covered by insurance; (III) except as required to consummate the Company Restructuring, any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of any of the Contributed System Entities or any of the Contributed Entities, except for cash dividends (excluding any dividend of any Fibertech Cash) or other dividends or distributions on its capital stock set forth in Section 5.1(f) of the Company Disclosure Letter; or (IV) any change in accounting principles, practices or methods used by the Contributed Entities or used with respect to the Contributed Systems. Since the Audit Date, there has not been any material increase in the compensation payable or that could become payable by the Contributed Entities or the Contributed System Entities to officers or key employees of the Contributed Systems other than periodic or merit increases consistent with past practice or bonus payments that will not be the responsibility of or require any payment by Parent or any of its Subsidiaries (including, after the Contribution Closing, the Contributed Entities) or any amendment of any of the Compensation and Benefit Plans or the adoption of any new benefit plan or arrangement.

          (g) LITIGATION AND LIABILITIES. Except as set forth in Section 5.1(g) of the Company Disclosure Letter, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against any of the Contributed Entities or Contributed System Entities or against any of their respective "AFFILIATES" (as defined in Rule 12b-2 under the Exchange Act) relating directly or indirectly to any of the Contributed Entities or the Contributed Systems or their respective businesses or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances of which the Company has knowledge that could result in any claims against, or obligations or liabilities of any of the Contributed Entities or Contributed Systems except, in the case of either clause (i) or (ii) above, for those that are not, individually or in the aggregate, reasonably likely to have a Contributed Systems Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated by this Agreement.

          (h) EMPLOYEE BENEFITS. (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers current or former employees or directors of the Contributed Entities or of the Company or its Subsidiaries relating to the Contributed Systems and is in effect on the date hereof, other than "multiemployer plans" within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (such plans, agreements, policies and arrangements, the "COMPENSATION AND BENEFIT PLANS"), and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in
Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter to the extent that there would be any liability to or payment required by Parent or any of its Subsidiaries (including after the Contribution Closing, the Contributed Entities) thereunder.

          (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable Laws, including the Code and ERISA. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") with respect to "TRA" (as defined in
Section 1 of Rev. Proc. 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened material litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any of the Contributed Entities to or otherwise cause the Contributed Systems to incur a material tax or penalty imposed by either
Section 4975 of the Code or Section 502 of ERISA.

          (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any of the Contributed Entities or of the Contributed Systems with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). The Contributed Entities and, with respect to the Contributed Systems, the Contributed System Entities have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate of the Contributed Entities or, with respect to the Contributed Systems, the Contributed System Entities within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent Financial Statements. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate of the Contributed Entities or, with respect to the Contributed Systems, the Contributed System Entities or the Company or its Subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of the Contributed Entities or, with respect to the Contributed Systems, the Contributed System Entities has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate of the Contributed Entities or, with respect to the Contributed Systems, the Contributed System Entities pursuant to Section 401(a)(29) of the Code.

          (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year. The withdrawal liability of the Contributed Entities or, with respect to the Contributed Systems, the Contributed System Entities under each Compensation and Benefit Plan that is a multiemployer plan, determined as if a "complete withdrawal" within the meaning of Section 4203 of ERISA had occurred as of the date hereof, does not exceed $100,000.

          (vi) None of the Contributed Entities or, with respect to the Contributed Systems, the Contributed System Entities has any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in the Company Disclosure Letter. The Contributed Entities and, with respect to the Contributed Systems, the Contributed System Entities may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

          (vii) Except as expressly contemplated by Section 6.11(c), the consummation of the Contribution and the other transactions contemplated by this Agreement will not (x) entitle any current or former employees or directors ("EMPLOYEES") of the Contributed Entities or, with respect to the Contributed Systems, the Contributed System Entities to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result, in any material respect, in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

          (i) COMPLIANCE WITH LAWS; PERMITS. The businesses of each of the Contributed Systems Entities and the Contributed Entities have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, franchise, license or permit of any Governmental Entity (collectively, "LAWS"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Contributed Systems Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated by this Agreement. No investigation or review by any Governmental Entity with respect to any of the Contributed Entities or the Contributed Systems is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct such investigation or review except any investigations or reviews that are not, individually or in the aggregate, reasonably likely to have a Contributed Systems Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated by this Agreement. To the knowledge of the Company, no material change is required in any of the Contributed Systems' processes, properties or procedures in connection with any such Laws, and none of the Company, the Contributed Entities or the Contributed Systems has received any notice or communication of any noncompliance with any such Laws that has not been cured as of the date hereof except for such noncompliance that is not, individually or in the aggregate, reasonably likely to have a Contributed Systems Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated by this Agreement. Each of the Contributed Entities and the Contributed Systems has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct the businesses of its respective Contributed Systems as presently conducted, except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Contributed Systems Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated by this Agreement.

          (j) ENVIRONMENTAL MATTERS. Except as set forth in Section 5.1(j) of the Company Disclosure Letter, and for such matters that, individually or in the aggregate, are not reasonably likely to have a Contributed Systems Material Adverse Effect: (i) all of the Contributed System Entities with respect to the Asset Contributed Systems and the Contributed Entities have complied at all times with all applicable Environmental Laws; (ii) the properties currently owned or operated by any of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by any of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities were not contaminated with Hazardous Substances during the period of ownership or operation by any of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities; (iv) none of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities is or has been subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) none of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities has been associated with any release or threat of release of any Hazardous Substance;
(vi) none of the Company or any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that any of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities may be in violation of or liable under any Environmental Law; (vii) none of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities is or has been subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity, or is subject to any indemnity or other agreement with any third party, regarding compliance or liability under any Environmental Law or relating to Hazardous Substances; (viii) there are no circumstances or conditions involving any of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of any of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities pursuant to any Environmental Law; (ix) none of the properties of any of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed Entities contain or has contained any underground storage tanks or any Hazardous Substances; (x) none of the Contributed System Entities with respect to the Asset Contributed Systems or the Contributed

Entities has engaged in any activities involving the generation, use, handling or disposal of any Hazardous Substances; and (xi) the Company has delivered to Parent copies of all environmental reports, studies, sampling data, permits, government filings and other environmental information in its possession or reasonably available to it relating to any of the Contributed System Entities with respect to the Asset Contributed Systems or any of the Contributed Entities current or former properties or operations; and (xii) the indemnity with respect to environmental matters at the Mamaroneck, New York site referred to in Section 5.1(j) of the Company Disclosure Letter is in favor of a Contributed Entity and will not be affected by the Contribution Closing.

          As used herein: the term "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act and the Occupational Safety and Health Act, in each case, as amended, and any other federal, state, local or foreign law, statute, ordinance, regulation, judgment, common law, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property; and the term "HAZARDOUS SUBSTANCE" means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

          (k) TAX MATTERS. As of the date hereof, neither the Company nor any of its Affiliates has taken or agreed to take any action, nor do the officers of the Company have any knowledge of any fact or circumstance, that would prevent the Merger or the Contribution from qualifying as an exchange governed by Section 351 of the Code.

          (l) TAXES. (i) (A) Except as set forth in Section 5.1(l) of the Company Disclosure Letter, all Company Tax Returns that are required to be filed by or with respect to the Company's Group, including the Contributed Entities, have been duly and timely filed (taking into account an extension of time within which to file) and all such filed Company Tax Returns are accurate and complete in all material respects; and (B) all Company Taxes (as defined below) shown to be due on the Company Tax Returns referred to in clause (A) have been paid in full, and all Company Taxes required to be withheld from amounts owing to any employee, creditor or third party have been withheld, except in each case with respect to matters contested in good faith.

          (ii) None of the Contributed Entities, CSC, Parent or any Affiliate of CSC will be required to make or fund any payment to an individual that would be a "parachute payment" to a "disqualified individual" (as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future) as a result of the Contribution.

          (iii) Except as set forth in Section 5.1(l) of the Company Disclosure Letter, none of the Contributed Entities or the Asset Contributed Systems is a party to or bound by, or has any obligation under, any tax sharing or similar Contract.

          (iv) As used in this Agreement: (A) "COMPANY'S GROUP" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company or any predecessor of or successor to the Company (or another such predecessor or successor); (B) the term "TAX" (including, with correlative meaning, the terms "TAXES", and "TAXABLE") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions; (C) the term "COMPANY TAX" means any Tax imposed on the income, properties or operations of any Contributed Entity or Contributed System Entity with respect to the Asset Contributed Systems (or predecessor entity) or any other member of the Company's Group; and (D) the term "COMPANY TAX RETURN" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Governmental Entity relating to Taxes.

          (m) LABOR MATTERS. Except as set forth in Section 5.1(m) of the Company Disclosure Letter: (i) The business of each of the Contributed Systems and of each of the Contributed Entities is operating and has been operated in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours (including, without limitation, where applicable, the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), any such applicable Laws respecting employment discrimination, equal opportunity, affirmative action, employee privacy, wrongful or unlawful termination, workers' compensation, occupational safety and health requirements, labor-management relations and unemployment insurance) of any Governmental Entity, except where the same, individually or in the aggregate, is not reasonably likely to have a Contributed Systems Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated hereby, and none of the Contributed Systems or Contributed Entities is engaging in any unfair labor practice.

          (ii) There is no labor strike, dispute, walkout, work stoppage, slow-down or lockout pending or, to the knowledge of the Company, threatened with respect to any of the Contributed Entities or Contributed Systems, and none of the Contributed Systems or Contributed Entities is experiencing any work stoppage or, to the knowledge of the Company, any other labor difficulty or dispute or any union organizing effort by or respecting the Employees.

          (iii) None of the Contributed Systems or Contributed Entities is materially delinquent in material payments to any Employees for any wages, salaries, commissions, bonuses, workers' compensation or other compensation for any services performed by them or amounts required to be reimbursed to such Employees.

          (iv) None of the Contributed Systems or Contributed Entities is a party to or otherwise bound by any Contract with any labor union or association representing any Employee, or is in negotiations with respect to any such Contract.

          (v) None of the Contributed Systems or Contributed Entities has instituted any mass layoffs, as defined for the purposes of WARN, or given any notice of any contemplated mass layoff.

          (n) CONTRACTS. None of the Contributed Entities, or the Contributed System Entities with respect to the Asset Contributed Systems nor, to the knowledge of the Company, any other party to any Contributed Contracts or Contracts to which any of the Contributed Entities is bound or is a party is (or, with notice or lapse of time or both, could be) in material breach or default thereof which breaches or defaults, individually or in the aggregate, are reasonably likely to have a Contributed Systems Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated by this Agreement. As of the Contribution Closing, other than as specifically approved in writing by CSC prior to the Contribution Closing or as disclosed in Section 5.1(n) of the Company Disclosure Letter, there are no Contributed Contracts or Contracts of any Contributed Entity with respect to programming or affiliation (or similar matters) that would be binding upon or otherwise restrict the business or operations of Parent or any of its Subsidiaries (including, after the Contribution Closing, the Contributed Entities) after the Contribution Closing.

          (o) NO LIABILITIES AS GUARANTOR. Except as set forth in Section 5.1(o) of the Company Disclosure Letter, none of the Contributed Systems or Contributed Entities is directly or indirectly liable upon or with respect to or obligated in any other way to provide funds in respect of or to guarantee or assume any debt, dividend or other obligation of any other Person other than a Contributed Entity.

          (p) NOTES AND ACCOUNTS AND ROYALTY RECEIVABLES. Except as reserved against in the Financial Statements, all customer and trade notes and accounts receivable owned by each of the Contributed Entities or the Contributed System Entities that are reflected in their respective books as of the date hereof and relate to the Contributed Systems are valid and genuine, arise out of BONA FIDE sales and performances of services and, to the knowledge of the Company, are subject to no valid defenses, set-offs or counterclaims.

          (q) INVESTMENTS. Excluding their interests in other Contributed Entities, none of the Contributed Entities owns of record or beneficially any equity interests in or other securities of any Person.

          (r) INSURANCE. All material fire, casualty, general liability, business interruption, product liability, property, workers compensation, sprinkler and water damage and other forms of insurance policies maintained by the Contributed Entities and by the Company and its Subsidiaries relating to, used in or held for use in connection with or otherwise required to carry on the business of the Asset Contributed Systems are with reputable insurance carriers, provide adequate coverage consistent with cable industry standards for all normal risks incident to the business of the Contributed Entities and the Asset Contributed Systems, as the case may be, and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Contributed Systems Material Adverse Effect. The Contributed System Entities with respect to the Asset Contributed Systems and the Contributed Entities currently have and, to the knowledge of the Company, always have carried or had the benefit of such insurance as is required by Law.

          (s) OWNED REAL PROPERTY. (i) Section 5.1(s) of the Company Disclosure Letter sets forth a complete and correct list of all real property (other than easements, rights-of-way and similar interests) owned by the Contributed Entities or, with respect to the Asset Contributed Systems, the Contributed System Entities (together with all improvements or fixtures owned by the Contributed Entities or, with respect to the Asset Contributed Systems, the Contributed System Entities and located thereon, the "CONTRIBUTED SYSTEMS REAL PROPERTY").

          (ii) The Contributed Entities and the Contributed Systems Entities have good and marketable fee simple title to the Contributed Systems Real Property of their respective Contributed Systems, free and clear of any Lien except for Contributed Systems Permitted Liens.

          (iii) Other than as set forth in Section 5.1(s) of the Company Disclosure Letter, there are no outstanding options or rights of first refusal or first offer to purchase the Contributed Systems Real Property, or any portion thereof or interest therein.

          (iv) The Contributed Systems Real Property and the real property interests leased pursuant to the Contributed Systems Leases (the "CONTRIBUTED SYSTEMS LEASED REAL PROPERTY") include all of the land, buildings, offices, structures and other improvements primarily used or held for use in connection with or otherwise required to carry on the businesses of the Contributed Systems as currently conducted.

          (v) Other than as set forth in Section 5.1(s) of the Company Disclosure Letter, there are no proceedings in eminent domain or other similar proceedings pending, or to the knowledge of the officers of the Company, threatened against any portion of the Contributed Systems Real Property.

          (vi) The current use and operation of the Contributed Systems Real Property does not violate any applicable building, zoning, subdivision and other land use or similar Laws or orders of Governmental Entities (the "REAL PROPERTY LAWS") in any material respect and neither the Company nor any of its Subsidiaries has received any notice of violation or claimed violation of any Real Property Law that has not since been cured, which violations, individually or in the aggregate, are reasonably likely to have a Contributed Systems Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated hereby.

          (t)  LEASES.   The Company has made available to Parent correct and
complete copies of all real property leases that relate to the Contributed Systems (and any personal property leases that relate to the Contributed Systems the amount that could be paid or received by the Contributed Entities or Contributed System Entities thereunder exceeds $100,000 in the aggregate) to which the Contributed Entities or Contributed System Entities is a party or is bound (together, the "CONTRIBUTED SYSTEMS LEASES"), none of which has been modified in any material respect except to the extent such modifications have been disclosed and copies made available to Parent prior to the date hereof. Each of the Contributed Systems Leases is in full force and effect. None of the Contributed Entities or Contributed System Entities, and, to the knowledge of the Company, no other party is, in default (with or without notice or lapse of time or both) under any Contributed Systems Lease in any material respect. To the knowledge of the Company, no event has occurred and is continuing that constitutes (or with notice or the passage of time or both, could constitute) a default under any Contributed Systems Lease in any material respect.

          (i) As to the Contributed Systems Leases relating to the Contributed Systems Leased Real Property:

             (A) Neither the Company nor any of its Subsidiaries has received notice of a proceeding in eminent domain or other similar proceeding affecting the Contributed Systems Leased Real Property; and

             (B) Neither the Company nor any of its Subsidiaries has received notice that the current use and operation of the Contributed Systems Leased Real Property violates, in any material respect, any instrument of record or agreement affecting the Contributed Systems Leased Real Property or any Real Property Laws.

          (ii) The Contributed Entities and the Contributed System Entities have a valid leasehold interest in their respective Contributed Systems Leased Real Property, free and clear of any Lien other than Contributed Systems Permitted Liens.

          (u) PERSONAL PROPERTY. The Contributed Entities and the Contributed System Entities have good title to, or a valid leasehold interest in, or other good and sufficient right to use, all tangible personal properties that are material to the business and operations of any of their respective Contributed Systems.

          (v) INTELLECTUAL PROPERTY. The Contributed Entities and the Contributed System Entities own, or are licensed or otherwise possess legally enforceable rights to use, all patents, registered or unregistered trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials (the "INTELLECTUAL PROPERTY RIGHTS") that are used in the business of their respective Contributed Systems as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Contributed Systems Material Adverse Effect, and to the knowledge of the Company all such Intellectual Property Rights held by the Contributed Entities and the Contributed System Entities are valid and subsisting.

          (w) BROKERS AND FINDERS. Neither the Company nor any of its Subsidiaries or their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees in connection with the Transactions or the other transactions contemplated in this Agreement.

          (x) CABLE TELEVISION FRANCHISES. (i) Section 5.1(x) of the Company Disclosure Letter sets forth all of the Contributed Systems and the approximate number, as of the date of this Agreement, equal to the sum of (x) the total number of households (exclusive of "second outlets") that are paying for and receiving any level of cable television service from the Contributed Systems in individually billed residential units and (y) the quotient obtained by dividing the total billings to all subscribers in commercial venues or bulk-billed multiple residential units by the predominant cable service rate charged by each such Contributed System for the lowest tier of service that includes ESPN, MTV and CNN, as of March 31, 1997 served by each such Contributed System.
Section 5.1(x) of the Company Disclosure Letter sets forth the name of the legal entity that owns or, if Future Contributed System Entities, will own each such Contributed System and holds or will hold, as the case may be, the applicable franchise and the identity and ownership interest and relationship to the Contributed Entities or Contributed System Entities, if any, of each owner of any interest in such legal entity. True, complete and correct copies of the franchise agreements and similar governing agreements, statutes or ordinances, including any material related Contracts with any Governmental Entity (collectively, the "CABLE FRANCHISE AGREEMENTS") relating to such Contributed Systems have been made available to Parent. The Contributed Entities and the Contributed System Entities are in compliance with all such Cable Franchise Agreements of their respective Contributed Systems (the "CONTRIBUTED SYSTEM CABLE FRANCHISE AGREEMENTS") in all material respects.

          (ii) Except as set forth in Section 5.1(x) of the Company Disclosure Letter, there exists no fact or circumstance that makes it reasonably likely that any Contributed System Cable Franchise Agreement scheduled to expire in the next five years will not be timely renewed on commercially reasonable terms.
The Company has filed or caused to be filed with the appropriate Governmental Entity all appropriate requests for renewal under the Communications Act of 1934, as amended, and the rules and regulations thereunder (the "COMMUNICATIONS ACT") within 30 to 36 months prior to the expiration of each Contributed System Cable Franchise Agreement. The operation of the Contributed Systems has been, and is, in compliance in all material respects with the rules and regulations of the Federal Communications Commission ("FCC") and none of the Company or any of its Subsidiaries has received notice from the FCC of any violation of its rules and regulations by any of the Contributed Entities or, with respect to the Asset Contributed Systems, any of the Contributed System Entities.

None of the applicable franchises for the Contributed Systems has been suspended or revoked. Neither the Company nor any of its Subsidiaries has received any notice of any such possible suspension or revocation, and no such suspension or revocation is pending or, to the knowledge of the Company, threatened.

          (iii) The Contributed Systems and all related businesses of the Contributed Entities or, with respect to the Asset Contributed Systems, the Contributed System Entities are, and, while owned by the Company or any of its Affiliates, have been, operated in compliance in all material respects with the Communications Act and the Company has submitted or caused to be submitted to the FCC all material filings, including but not limited to cable television registration statements, annual reports and aeronautical frequency usage notices that are required under the rules and regulations of the FCC.

          (iv) The Contributed Entities or, with respect to the Asset Contributed Systems, the Contributed System Entities have conducted all system and microwave performance tests and all Cumulative Leakage Index ("CLI") related tests applicable to the Contributed Systems and have maintained records which accurately and completely reflect in all material respects all results required to be shown thereon. The Contributed Entities or, with respect to the Asset Contributed Systems, the Contributed System Entities have corrected any radiation leakage of the Contributed Systems required to be corrected in connection with the monitoring obligations and have otherwise complied in all material respects with all applicable CLI rules and regulations. The Contributed Systems are in compliance in all material respects with all signal leakage criteria set forth in 47 CFR Section 76.611.

          (v) For each relevant semi-annual reporting period, the Company has timely filed or caused to be filed with the United States Copyright Office all required Statements of Account in true and correct form, and has paid when due all required copyright royalty fee payments in the correct amount, relating to the Contributed Systems' carriage of television broadcast signals.

          (vi) Other than requests of network non-duplication and syndicated exclusivity protection, neither the Company nor any of the Contributed Entities or any of the Company's Subsidiaries has received any requests, notices or demands, whether written or oral, from the FCC or any other Governmental Entity, challenging or questioning the rights of the Contributed Entities or Contributed System

Entities to operate the Contributed Systems or carry any signal or requesting signal carriage. All of the broadcast television signals carried by the Contributed Systems are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements, accurate, complete and correct copies of which have been made available to Parent.

          (vii) The regulated rates for services and equipment charged by any Contributed System, including the rates for any "MIGRATED PRODUCT TIERS" (as such term is defined by the FCC as of the date of this Agreement), (I) comply in all material respects with FCC's rules establishing maximum permitted rates for regulated services and equipment, (II) have been approved by the FCC under a rate settlement with the Company with respect to a Contributed System or (III) are subject to an order by the FCC or other Governmental Entity requiring a Contributed System to adjust such rates. The Company has made available to Parent accurate, complete, and correct copies of all FCC rate justification forms and materials (including Forms 393, 1200, 1205, 1210, and 1240) filed with the FCC and any other Governmental Entity for each of the Contributed Systems that are required to file such forms and materials, and such forms have been filed with the appropriate regulatory body in compliance in all material respects with all applicable requirements. The Company has also made available to Parent an accurate, complete, and correct copy of any rate settlement agreement entered into with the FCC affecting any Contributed System. Section 5.1(x) of the Company Disclosure Letter lists each Contributed System and regulated rate that is the subject of a pending challenge before the FCC or any other Governmental Entity and the Governmental Entity before which each such challenge is pending. Section 5.1(x) of the Company Disclosure Letter lists each Contributed System subject to an order described in subclause (III) above, and the rate reduction required by each such order.

          (viii) The Company has made available to Parent, to the extent it possesses them, accurate, complete, and correct copies of each material inquiry, request for information, report, directive, and similar communications received by the Company or any of its Subsidiaries from the FCC or any other Governmental Entity that relates to the obligations of the Contributed Entities with respect to any of the Contributed Systems under the Communications Act. The Company has also made available to Parent a copy of each written response by the Company or any of its Subsidiaries to each such inquiry, request for information, report, directive, or similar communication.

          (y) ACCREDITED INVESTOR; INVESTMENT INTENT. Each of the Company and the transferors receiving shares of Parent Common Stock in the Contribution is an "accredited investor" within the meaning of the Securities Act and is acquiring such shares for its own account and for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. The Company acknowledges its understanding that the offering and sale of the shares of Parent Common Stock in the Contribution is intended to be exempt from the registration under the Securities Act by virtue of Section 4(2) thereof.

          (z) DISCLOSURE. No representation or warranty made by the Company in this Agreement nor any document, written information, statement, financial statement, certificate, Schedule or Exhibit prepared and furnished by the Company or any of its Subsidiaries or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances under which they were furnished, not misleading. To the best knowledge of the Company, there is no event, fact or condition that would have a Contributed Systems Material Adverse Effect, or that reasonably could be expected to do so, that has not been set forth in this Agreement, the Company Disclosure Letter or in the Schedules.

          5.2 REPRESENTATIONS AND WARRANTIES OF CSC, PARENT AND MERGER SUB. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company or TCI by CSC on or prior to entering into this Agreement (the "PARENT DISCLOSURE LETTER"), CSC, Parent and Merger Sub each hereby represent and warrant to the Company that:

          (a) CAPITALIZATION OF MERGER SUB AND PARENT. The authorized capital stock (i) of Merger Sub consists of 1,000 shares of Common Stock, par value $.01 per share, all of the outstanding shares of which are validly issued, fully paid and non-assessable, and (ii) of Parent consists of 200,000,000 Parent Class A Shares, all of the outstanding shares of which are validly issued, fully paid and non-assessable, 80,000,000 Parent Class B Shares, none of which are issued or outstanding as of the date hereof, and 10,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued or outstanding as of the date hereof. All of the issued and outstanding capital stock of Merger Sub is, and as of immediately prior to the Effective Time will be, owned by Parent, and all of the issued and outstanding capital stock of Parent as of immediately prior to the Effective Time will be owned by CSC.
 There are (i) no other shares of capital stock or voting securities of Merger Sub or Parent, (ii) no securities of Merger Sub or Parent convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub or Parent, respectively, and (iii) no options or other rights to acquire from Merger Sub or Parent, and no obligations of Merger Sub or Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub or Parent, except (A) in the case of Parent and Merger Sub, pursuant to the Merger and (B) in the case of Parent, pursuant to the Partnership
Contribution, the Contribution, the Preferred Shares, the Parent Class B
Shares, the CSC Stock Plans and in respect of any such other obligations of CSC outstanding as of immediately prior to the Effective Time. Neither of Merger Sub nor Parent has conducted any business prior to the date hereof or has any, and prior to the Effective Time will not have any, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Partnership Contribution, the Reorganization, this Agreement and the Transactions and the other transactions contemplated by this Agreement. CSC and Parent have delivered to the Company true and complete copies of the certificates of incorporation and bylaws (or comparable governing instruments) of CSC, Parent and each of CSC's
Significant Subsidiaries, in each case as in effect on the date hereof.

          (b) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of CSC and its "SIGNIFICANT SUBSIDIARIES" (as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) is a corporation or partnership duly organized, validly existing and, in the case of corporate entities, in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate, partnership or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or partnership in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect.

          As used in this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, properties, business or results of operations of CSC and Parent and their Subsidiaries taken as a whole, excluding such effects proximately caused by any of the Contributed Entities, the Company or any of its Subsidiaries.

          (c) CAPITAL STRUCTURE OF CSC. The authorized capital stock of CSC consists of (i) 50,000,000 CSC Class A Shares, of which 13,722,151 shares were outstanding as of the close of business on June 6, 1997, and 20,000,000 CSC Class B Shares, of which 11,119,709 shares were outstanding as of the close of business on June 6, 1997, and (ii) such number of Preferred Shares as set forth in Section 5.2(c) of the Parent Disclosure Letter, of which such number of shares were outstanding as of the close of business on March 31, 1997 as set forth in Section 5.2(c) of the Parent Disclosure Letter. All of the outstanding Shares and the Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. CSC has no Shares or Preferred Shares reserved for or subject to issuance, except that, as of March 31, 1997, there were approximately 648,211 CSC Class A Shares reserved for issuance pursuant to the CSC Amended and Restated Employee Stock Plan, 1,500,000 CSC Class A Shares reserved for issuance pursuant to the CSC First Amended and Restated 1996 Employee Stock Plan and 60,000 CSC Class A Shares reserved for issuance pursuant to the CSC 1996 Non-Employee Director Stock Option Plan (collectively, the "CSC STOCK PLANS"), the same number of CSC Class A Shares subject to issuance upon conversion of the same number of CSC Class B Shares (including all such CSC Class B Shares subject to issuance upon conversion of the Preferred Shares) and 5,115,600 CSC Class A Shares reserved for issuance upon conversion of the 8 1/2% Series I Cumulative Convertible Exchangeable Preferred Stock of CSC. Each of the outstanding shares of capital stock of each of CSC's Significant Subsidiaries and, after the Effective Time, each of Parent's Significant Subsidiaries is, with respect to such Significant Subsidiaries that are corporations, duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the CSC Reports filed prior to the date hereof or as set forth in Section 5.2(c) of the Parent Disclosure Letter, is owned by a direct or indirect wholly-owned subsidiary of CSC or, after the Effective Time, of Parent, free and clear of any Lien. Except as disclosed in the CSC Reports filed prior to the date hereof or as set forth above and in Section 5.2(c) of the Parent Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of CSC or any of its Significant Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of CSC or any of its Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. CSC does not have outstanding any Voting Debt having the right to vote with the stockholders of CSC on any matter.

          (d) CORPORATE AUTHORITY. (i) Each of CSC, Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to (A) any stockholder approval necessary to permit the issuance of the shares of Parent Common Stock required to be issued pursuant to the Contribution and (B) the vote of a majority of the outstanding Shares voting together as a single class to approve the Merger (together, the "PARENT REQUISITE VOTES"). This Agreement is a valid and binding agreement of CSC, Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to the Contribution and the Merger. The Parent Common Stock, when issued in connection with the Contribution and the Merger, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

          (e) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) to comply with state securities or "blue sky" laws, (D) required to be made with the American Stock Exchange, Inc. (the "AMEX") and (E) as disclosed in Section 5.2(e) of the Parent Disclosure Letter, no notices, reports or other filings are required to be made by CSC, Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by CSC, Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by CSC, Parent and Merger Sub and the consummation by CSC, Parent and Merger Sub of the

Transactions and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially delay or materially impair the ability of CSC, Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (ii) The execution, delivery and performance of this Agreement by CSC, Parent and Merger Sub do not, and the consummation by CSC, Parent and Merger Sub of the Transactions and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of CSC, Parent and Merger Sub or the comparable governing instruments of any of their Significant Subsidiaries, (B) a breach of or violation of or a default under, or the acceleration of any obligations of or the creation of a Lien on the assets of CSC or any of its Significant Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon CSC or any of its Significant Subsidiaries or any Law or governmental or non-governmental permit or license to which CSC or any of its Significant Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of CSC, Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Section 5.2(e) of the Parent Disclosure Letter sets forth a correct and complete list of Contracts of CSC and its Significant Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the material adverse effect or materiality exception set forth with respect to clauses (B) and (C) above), other than any such Contract (x) the amount that could be paid or received thereunder after the CSC Audit Date does not exceed $100,000 per annum and $250,000 in the aggregate or (y) that is terminable by the CSC or any of its Significant Subsidiaries, as the case may be, without penalty on less than 60 days' notice.

          (f) CSC REPORTS; FINANCIAL STATEMENTS. CSC has delivered to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "CSC AUDIT DATE"), including (i) CSC's Annual Report on Form 10-K for the year ended

December 31, 1996 and (ii) CSC's Quarterly Report on Form 10-Q for the period ended March 31, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "CSC REPORTS"). As of their respective dates, the CSC Reports did not, and any CSC Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the CSC Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of CSC and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the CSC Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of CSC and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (g) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the CSC Reports filed prior to the date hereof, since the CSC Audit Date, there has not been (i) any change in the financial condition, properties, business or results of operations of CSC and its Subsidiaries or any event or development or combination of events or developments that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; PROVIDED, HOWEVER, that any such effect resulting from any change (x) in law, rule, or regulation or generally accepted accounting principles or interpretations thereof that applies to both CSC or such Subsidiary and the Contributed Systems or (y) in economic or business conditions generally or in the cable industry or programming industry specifically shall not be considered when determining if a Parent Material Adverse Effect has occurred; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by CSC or any of its Significant Subsidiaries, whether or not covered by insurance; (iii) any change by CSC in accounting principles, practices or methods; or (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of CSC or Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and regular dividends in respect of the Preferred Shares.

          (h) LITIGATION AND LIABILITIES. Except as disclosed in the CSC Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of CSC, threatened against CSC or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which CSC has knowledge that could result in any claims against, or obligations or liabilities of, CSC or any of its Affiliates, except, in the case of either clause (i) or (ii) above, for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of CSC, Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (i) EMPLOYEE BENEFITS. (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers current or former employees or directors of CSC and its Subsidiaries and is in effect on the date hereof, other than multiemployer plans (the "CSC COMPENSATION AND BENEFIT PLANS"), and any trust arrangement or insurance contract forming a part of such CSC Compensation and Benefits Plans has been made available to the Company prior to the date hereof. The CSC Compensation and Benefit Plans are listed in Section 5.2(i) of the Parent Disclosure Letter and any "change of control" or similar provision therein are specifically identified in Section 5.2.(i) of the Parent Disclosure Letter.

          (ii) All CSC Compensation and Benefit Plans are in substantial compliance with all applicable Laws, including the Code and ERISA. Each CSC Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "CSC PENSION PLAN") and that is intended to be qualified under Section 401(a) of the Code has received a favorable deter-mination letter from the IRS with respect to TRA, and CSC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the knowledge of CSC, threatened material litigation relating to the CSC Compensation and Benefit Plans. Neither CSC nor any of its Subsidiaries has engaged in a transaction with respect to any CSC Compensation and Benefit
Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject CSC or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by CSC or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered an ERISA Affiliate of CSC. CSC and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any CSC Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv) All contributions required to be made under the terms of any CSC Compensation and Benefit Plan or of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the CSC Reports prior to the date hereof. Neither any CSC Pension Plan nor any single-employer plan of an ERISA Affiliate of CSC has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither CSC nor its Subsidiaries has provided, or is required to provide, security to any CSC Pension Plan or to any single-employer plan of an ERISA Affiliate of CSC pursuant to Section 401(a)(29) of the Code.

          (v) Under each CSC Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the CSC Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such CSC Pension Plan, and there has been no material change in the financial condition of such CSC Pension Plan since the last day of the most recent plan year. The withdrawal liability of CSC and its Subsidiaries under each CSC Compensation and Benefit Plan which is a multiemployer plan, determined as if a complete withdrawal has occurred as of the date hereof, does not exceed $100,000.

          (vi) Neither CSC nor its Subsidiaries have any obligations for retiree health and life benefits under any CSC Compensation and Benefit Plan, except as set forth in the Parent Disclosure Letter. CSC or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

          (vii) The consummation of the Transactions and the other transactions contemplated by this Agreement will not (x) entitle any employees of CSC or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the CSC Compensation and Benefit Plans or (z) result, in any material respect, in any breach or violation of, or default under, any of the CSC Compensation and Benefit Plans.

          (j) COMPLIANCE WITH LAWS; PERMITS. Except as set forth in the CSC Reports filed prior to the date hereof, the businesses of each of CSC and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of CSC, Parent or Merger Sub to consummate the transactions contemplated by this Agreement.
Except as set forth in the CSC Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to CSC or any of its Subsidiaries is pending or, to the knowledge of CSC, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of CSC, Parent or Merger Sub to consummate the transactions contemplated by this Agreement. To the knowledge of CSC, no material change is required in CSC's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and CSC has not received any notice or communication of any noncompliance with any such Laws that has not been cured as of the date hereof except for noncompliance that is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of CSC, Parent or Merger Sub to consummate the transactions contemplated by this Agreement.
CSC and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of CSC, Parent or Merger Sub to consummate the Transactions and the other transactions contemplated by this Agreement.

          (k) TAX MATTERS. As of the date hereof, neither CSC nor any of its Affiliates has taken or agreed to take any action, nor does CSC have any knowledge of any fact or circumstance, that would prevent the Merger, the Contribution or the Partnership Contribution from qualifying as an exchange governed by Section 351 of the Code.

          (l) TAXES. (i) (A) All CSC Tax Returns that are required to be filed by or with respect to the CSC Group have been duly and timely filed (taking into account an extension of time within which to file) and all such filed CSC Tax Returns are accurate and complete in all material respects; and
(B) all CSC Taxes shown to be due on the CSC Tax Returns referred to in clause
(A) have been paid in full, and all CSC Taxes required to be withheld from amounts owing to any employee, creditor or third party have been withheld, except in each case with respect to matters contested in good faith.

          (ii) As used in this Agreement: (A) the term "CSC GROUP" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes CSC or any predecessor of or successor to CSC (or another such predecessor or successor); (B) the term "CSC TAX" means any Tax imposed on the income, properties or operations of any member of the Company's Group; and (C) the term "CSC TAX RETURN" means any Tax Return of any member of the CSC Group including, without limitation, consolidated federal income tax returns of the CSC Group.

          (m) LABOR MATTERS. Neither CSC nor any of its Significant Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement with a labor union or labor organization, nor, as of the date hereof, is CSC or any of its Significant Subsidiaries the subject of any material proceeding asserting that CSC or any of its Significant Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of CSC, threatened, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving CSC or any of its Significant Subsidiaries.

          (n) INSURANCE. All material fire and casualty, general liability, business interruption, product liability, property, workers compensation, sprinkler and water damage and other forms of insurance policies maintained by CSC or any of its Subsidiaries are with reputable insurance carriers, provide adequate coverage consistent with cable industry standards for all normal risks incident to the business of CSC and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

          (o) BROKERS AND FINDERS. Neither CSC or its Subsidiaries nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees in connection with the Transactions or the other transactions contemplated by this Agreement.

          (p) ACCREDITED INVESTOR; INVESTMENT INTENT. Parent is an "accredited investor" within the meaning of the Securities Act and is acquiring the Contributed Subsidiary Capital Stock for its own account and for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act. Parent acknowledge its understanding that the offering and sale of the Contributed Subsidiary Capital Stock is intended to be exempt from the registration under the Securities Act by virtue of Section 4(2) thereof.

          (q) ENVIRONMENTAL MATTERS. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (i) CSC and Parent and their Significant Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) the properties currently owned or operated by any of CSC and Parent and their Significant Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by any of CSC and Parent and their Significant Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by any of CSC and Parent and their Significant Subsidiaries; (iv) none of CSC and Parent and their Significant Subsidiaries is or has been subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) none of CSC and Parent and their Significant Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) none of CSC or any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that any of CSC and Parent and their Significant Subsidiaries may be in violation of or liable under any Environmental Law; (vii) none of CSC and Parent and their Significant Subsidiaries is or has been subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity, or is subject to any indemnity or other agreement with any third party, regarding compliance or liability under any Environmental Law or relating to Hazardous Substances;
(viii) there are no circumstances or conditions involving any of and CSC and Parent and their Significant Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of any of CSC and Parent and their Significant Subsidiaries pursuant to any Environmental Law; (ix) none of the properties of any of CSC and Parent and their Significant Subsidiaries contain or has contained any underground storage tanks or any Hazardous Substances; (x) none of CSC and Parent and their Significant Subsidiaries has engaged in any activities involving the generation, use, handling or disposal of any Hazardous Substances; and (xi) CSC has delivered to the Company copies of all environmental reports, studies, sampling data, permits, government filings and other environmental information in its possession or reasonably available to it relating to any of CSC and Parent and their Significant Subsidiaries or any of their current or former properties or operations.

          (r) INTELLECTUAL PROPERTY. Each of CSC and Parent and their Significant Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property Rights that are used in the business of CSC, Parent or such Significant Subsidiary as currently conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect, and to the knowledge of CSC all Intellectual Property Rights held by CSC and Parent and their Significant Subsidiaries are valid and subsisting.

          (s) PROPERTY. Each of CSC, Parent and their Significant Subsidiaries has good title to, or a valid leasehold interest in, or other good and sufficient right to use, all tangible personal properties and real property interests that are material to the business and operations of CSC, Parent or such Significant Subsidiary.

          (t) CABLE TELEVISION FRANCHISES. (i) Section 5.2(t) of the Parent Disclosure Letter sets forth all of the cable television systems operated by CSC, Parent and their Subsidiaries (the "PARENT SYSTEMS"), the name of the legal entity that owns each such Parent System and holds the applicable franchise, the identity and ownership interest and relationship to CSC, Parent and their Subsidiaries, if any, of each owner of any interest in such legal entity, and the approximate number of subscribers in each of the Parent Systems' groups (as specified in such Section of the Parent Disclosure Letter), as of the date of this Agreement, to be calculated as follows:(x) the total number of households (exclusive of "second outlets") that are paying for and receiving any level of cable television service from the Parent Systems in individually billed residential units and (y) the quotient obtained by dividing the total billings to all subscribers in commercial venues or bulk-billed multiple residential units by the average cable service rate charged by the Parent Systems for the lowest tier of service that includes ESPN, MTV and CNN, as of March 31, 1997 served by each such Parent System. True, complete and correct copies of the Cable Franchise Agreements relating to the Parent Systems of CSC, Parent and their Significant Subsidiaries (the "PARENT CABLE FRANCHISE AGREEMENTS") have been made available to the Company. CSC, Parent and their Significant Subsidiaries are in compliance with the Parent Cable Franchise Agreements in all material respects.

          (ii) There exists no fact or circumstance that makes it reasonably likely that any Parent Cable Franchise Agreement scheduled to expire in the next five years will not be timely renewed on commercially reasonable terms. CSC and Parent have filed or caused to be filed with the appropriate Governmental Entity all appropriate requests for renewal under the Communications Act within 30 to 36 months prior to the expiration of each Parent Cable Franchise Agreement. The operation of the Parent Systems of CSC, Parent and their Significant Subsidiaries has been, and is, in compliance in all material respects with the rules and regulations of the FCC and none of CSC or Parent or their Subsidiaries has received notice from the FCC of any violation of its rules and regulations by any of CSC or Parent or their Subsidiaries. None of the applicable franchises for the Parent Systems of CSC, Parent and their Significant Subsidiaries has been suspended or revoked. Neither CSC nor Parent nor any of their Subsidiaries has received any notice of any such possible suspension or revocation, and no such suspension or revocation is pending or, to the knowledge of CSC, threatened.

          (iii) The Parent Systems of CSC, Parent and their Significant Subsidiaries and all related businesses of CSC, Parent and their Significant Subsidiaries are, and, while owned by CSC, Parent, their Significant Subsidiaries or any of their Affiliates, have been, operated in compliance in all material respects with the Communications Act and CSC and Parent have submitted or caused to be submitted to the FCC all material filings, including but not limited to cable television registration statements, annual reports and aeronautical frequency usage notices that are required under the rules and regulations of the FCC.

          (iv) CSC, Parent and their Significant Subsidiaries have conducted all system and microwave performance tests and all CLI related tests applicable to the Parent Systems of CSC, Parent and their Significant Subsidiaries, and have maintained records which accurately and completely reflect in all material respects all results required to be shown thereon. CSC, Parent and their Significant Subsidiaries have corrected any radiation leakage of the Parent Systems of CSC, Parent and their Significant Subsidiaries required to be corrected in connection with the monitoring obligations and have otherwise complied in all material respects with all applicable CLI rules and regulations. The Parent Systems are in compliance in all material respects with all signal leakage criteria set forth in 47 CFR
Section 76.611.

          (v) For each relevant semi-annual reporting period, CSC and Parent have timely filed or caused to be filed with the United States Copyright Office all required Statements of Account in true and correct form, and has paid when due all required copyright royalty fee payments in the correct amount, relating to the carriage of television broadcast signals by the Parent Systems of CSC, Parent and their Significant Subsidiaries.

          (vi) Other than requests of network non-duplication and syndicated exclusivity protection, neither CSC nor Parent nor any of their Significant Subsidiaries has received any requests, notices or demands, whether written or oral, from the FCC or any other Governmental Entity, challenging or questioning the rights of CSC, Parent and their Significant Subsidiaries to operate the Parent Systems of CSC, Parent and their Significant Subsidiaries or carry any signal or requesting signal carriage. All of the broadcast television signals carried by the Parent Systems of CSC, Parent and their Significant Subsidiaries are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements, accurate, complete and correct copies of which have been made available to the Company.

          (vii) The regulated rates for services and equipment charged by any Parent System of CSC, Parent and their Significant Subsidiaries, including the rates for any Migrated Product Tiers, (I) comply in all material respects with FCC's rules establishing maximum permitted rates for regulated services and equipment, (II) have been approved by the FCC under a rate settlement with CSC or Parent or their Significant Subsidiaries with respect to a Parent System of CSC, Parent and their Significant Subsidiaries or (III) are subject to an order by the FCC or other Governmental Entity requiring a Parent System of CSC, Parent and their Significant Subsidiaries to adjust such rates. CSC or Parent has made available to the Company accurate, complete, and correct copies of all FCC rate justification forms and materials (including Forms 393, 1200, 1205, 1210, and 1240) filed with the FCC and any other Governmental Entity for each of the Parent Systems of CSC, Parent and their Significant Subsidiaries that are required to file such forms and materials, and such forms have been filed with the appropriate regulatory body in compliance in all material respects with all applicable requirements. CSC or Parent has also made available to the Company an accurate, complete, and correct copy of any rate settlement agreement entered into with the FCC affecting any Parent System. Section 5.2(t) of the Parent Disclosure Letter lists each Parent System of CSC, Parent and their Significant Subsidiaries and regulated rate that is the subject of a pending challenge before the FCC or any other Governmental Entity and the Governmental Entity before which each such challenge is pending. Section 5.2(t) of the Parent Disclosure Letter lists each Parent System subject to an order described in subclause
(III) above, and the rate reduction required by each such order.

          (viii) CSC or Parent has made available to the Company, to the extent it possesses them, accurate, complete, and correct copies of each material inquiry, request for information, report, directive, and similar communications received by CSC or Parent or any of their Subsidiaries from the FCC or any other Governmental Entity with respect to any of CSC or Parent or their Significant Subsidiaries that relates to the obligations of CSC or Parent or any of their Significant Subsidiaries with respect to any of the Parent Systems of CSC, Parent and their Significant Subsidiaries under the Communications Act. CSC or Parent has also made available to the Company a copy of each written response by CSC or Parent or any of their Subsidiaries to each such inquiry, request for information, report, directive, or similar communication.

          (u) CONTRACTS. None of CSC or Parent or their Significant Subsidiaries, nor, to the knowledge of CSC, any other party to any Contracts to which any of CSC or Parent or their Significant Subsidiaries is bound or is a party, is (or, with notice or lapse of time or both, could be) in material breach or default thereof which breaches or defaults individually or in the aggregate, are reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of CSC or Parent or Merger Sub to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VI

                                   Covenants

          6.1. CSC INTERIM OPERATIONS.   Each of CSC and Parent covenants and
agrees that, after the date hereof and until the consummation of the Contribution Closing (unless the Company shall otherwise approve, which approval shall not be unreasonably withheld or delayed), and except as otherwise expressly contemplated by this Agreement or the Partnership Contribution Agreement:

          (a) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Significant Subsidiaries to an Affiliate of CSC or of Parent, except (x) to CSC or any wholly owned Subsidiaries of Parent or CSC or (y) pursuant to possible issuances disclosed in Section 5.2(a) or Section 5.2(c) or in Section 5.2(c) of the Parent Disclosure Letter;
(ii) amend its certificate of incorporation or by-laws, except for the Charter Amendments and for amendments to Parent's certificate of incorporation that conform to the certificate of incorporation of CSC and amendments to Parent's by-laws that conform to the by-laws of CSC and the Stockholders Agreement; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend or make any distribution payable in cash, stock or property in respect of any capital stock, except for dividends (x) payable by any Subsidiary of CSC to its direct or indirect Subsidiaries or (y) on the Preferred Shares; or (v) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, except pursuant to (x) cancellations in connection with possible issuances disclosed in Section
5.2(a) or Section 5.2(c) or in Section 5.2(c) of the Parent Disclosure Letter or (y) any mandatory sinking funds relating to outstanding debt securities of CSC;

          (b) (i) it shall not sell any property or assets of it to an Affiliate of it and shall not issue or sell any shares of or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, its capital stock of any class or any Voting Debt and (ii) none of its Subsidiaries shall issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, its capital stock of any class or any Voting Debt or any other property or assets to an Affiliate of CSC or Parent, except, in either of the cases set forth in (i) and (ii) above, (x) to any wholly owned Subsidiaries of Parent or CSC or (y) pursuant to possible issuances disclosed in Section 5.2(a) or Section 5.2(c) or in Section 5.2(c) of the Parent Disclosure Letter;

          (c) it shall not engage in an Acquisition Transaction (as defined in the Stockholders Agreement) that would cause the condition set forth in
Section 7.4(f) not to be satisfied; and

          (d) neither it nor any of its Subsidiaries will authorize or enter into any binding agreement or make any binding commitment (whether oral or written) to take any of the types of action described in the foregoing paragraphs (a), (b) and (c).

          6.2. CONTRIBUTED SYSTEMS INTERIM OPERATIONS. The Company covenants and agrees that, from and after the execution and delivery of this Agreement until the consummation of the Contribution Closing, except as otherwise expressly contemplated in this Agreement: (i) the business of each of the Contributed Entities and Contributed System Entities with respect to the Contributed Systems shall be conducted in the ordinary and usual course of business, and, to the extent consistent therewith, the Company shall use all reasonable best efforts to preserve each of the Contributed Entities' and each of the Contributed Systems Entities' business organization intact and maintain the Contributed Systems' existing relations and goodwill with customers, suppliers, distributors, subscribers, creditors, lessors, employees and business associates; and (ii) the Company shall, and shall cause each of the Contributed Entities and, with respect to the Asset Contributed Systems, the Contributed System Entities to, operate in all material respects in accordance with the 1997 operating and capital budget plan relating to the Contributed Systems (the "1997 BUDGET") and, in calendar year 1998, the 1998 operating and capital budget plan relating to the Contributed Systems (which shall be the same in all material respects as the 1997 Budget, unless Parent shall otherwise approve in writing), a copy of which has been or will be, as the case may be, provided to CSC, including by making or causing to be made all capital expenditures as set forth therein. The Company shall, and shall cause each of the Contributed Entities and, with respect to the Asset Contributed Systems, the Contributed System Entities to, keep in effect all of the Contributed System Cable Franchise Agreements and shall not, and shall cause each of the Contributed Entities and, with respect to the Asset Contributed Systems, the Contributed System Entities not to, abandon, avoid, dispose, surrender or amend the terms of any such agreements except for causing assignments thereof as required to effect the Company Restructuring. The Company further covenants and agrees that it shall procure that each of the Contributed Entities and, with respect to the Asset Contributed Systems, the Contributed System Entities shall not, after the date hereof and prior to the Contribution Closing (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed), except as otherwise expressly contemplated in this Agreement:

          (a) sell, lease, transfer or otherwise dispose of any material assets or property (tangible or intangible) of any of the Contributed Entities or of any of the Contributed Entities and, with respect to the Asset Contributed Systems, the Contributed System Entities other than assets or property disposed of in the ordinary course of business that are obsolete and no longer used in the operation of the Contributed Systems or that are replaced by similar assets or property of equal or greater value and utility; waive or release any rights of material value relating to the business of any of the Contributed Entities or of the Asset Contributed Systems; or cancel, compromise, release or assign any material debt or claim related to the business of any of the Contributed Entities or relating to the business of any of the Asset Contributed Systems, in each case except in the ordinary and usual course of business;

          (b) subject to or suffer to exist any Lien on any of the assets of any of the Contributed Entities or on any of the assets of the Asset Contributed Systems outside of the ordinary and usual course of business, other than those
(i) Liens reflected or reserved for in the Financial Statements or in the Closing Balance Sheet to the extent so reflected or reserved, (ii) Liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings and (iii) Liens that would not be material to the business of any of the Contributed Systems or restrict in any material way the conduct of such business (collectively, "CONTRIBUTED SYSTEMS PERMITTED LIENS");

          (c) institute, settle or agree to settle any litigation, action or proceeding before any court or Governmental Entity that could impose any material obligations or restrictions on any of the Contributed Entities or on any of the Asset Contributed Systems following the Contribution Closing or prevent or materially burden or materially impair the ability of the Company to consummate the Contribution and the other transactions contemplated hereby;

          (d) except in the ordinary and usual course of business, make any material change in the overall selling, pricing, advertising, distribution, marketing, programming, affiliation, warranty or personnel practices relating to any Contributed System;

          (e) other than bonuses that will not be the responsibility of or require any payment by Parent or any of its Subsidiaries (including, after the Contribution Closing, the Contributed Entities), grant any increase in compensation or fringe benefits (other than compensation increases made in the ordinary and usual course of business, and related changes in fringe benefits of any Employees or other Person) or pay or agree to pay any pension or retirement allowance, life insurance premiums or other benefit payments not required by any existing employment agreement or Compensation and Benefit Plan to any such Employees or other Person, commit itself to make variations in or waivers with respect to, or amend in any respect, any employment agreement or Compensation and Benefit Plan with or for the benefit of any Employee or other Person, or institute or adopt any compensation or benefit program, plan or arrangement for Employees or other Persons;

          (f) (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of the Contributed Entities, except to the Company or any of its Subsidiaries; (ii) amend any of the Contributed Entities' respective certificates of incorporation, by-laws or similar organizational documents;
(iii) split, combine or reclassify its outstanding shares of capital stock; or
(iv) repurchase, redeem or otherwise acquire any shares of the Contributed Entities' capital stock or any securities convertible into or exchangeable or exercisable for any shares of any Contributed Entities' capital stock (other than capital stock or securities owned by a Contributed Entity);

          (g) (i) issue, sell, dispose of or otherwise subject to a Lien, or authorize or propose the issuance, sale, disposition or subjection to a Lien of, any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, conversion rights, calls, commitments or rights of any kind to acquire, any shares of any of the Contributed Entities' capital stock of any class or any other property or assets of any of the Contributed Entities or the Asset Contributed Systems or give any Person a right to subscribe for or acquire any shares of capital stock or other equity interest of any of the Contributed Entities; or (ii) by any means, make any acquisition of, or investment in, stock or equity of any other Person or, other than in the ordinary course of business, acquire or invest in any assets of any Person other than a Contributed System Entity or Contributed Entity;

          (h) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plan;

          (i) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

          (j) in any material respect, amend or modify the 1997 Budget or, when applicable, the operating and capital budget plan for 1998;

          (k) enter into any Contracts that would be binding upon or otherwise restrict the business or operations of any of the Contributed Entities or any of the Asset Contributed Systems after the Contribution Closing (other than Contracts that are fair to and on commercially reasonable terms for such Contributed Entity or such Asset Contributed System);

          (l) declare or distribute any cash dividend or other distribution of the Fibertech Cash other than to a Contributed Entity; or

          (m) authorize or enter into any binding agreement or make any binding commitment (whether oral or written) to take any of the types of action described in the foregoing paragraphs (a) through (l).

          6.3. INFORMATION SUPPLIED. TCI and CSC each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "PROSPECTUS/PROXY STATEMENT") constituting a part thereof) (the "S-4 REGISTRATION STATEMENT") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of CSC to be held in connection with the Merger and the other transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.4. STOCKHOLDERS MEETING; PARENT VOTE ON REORGANIZATION; RECOMMENDATION. CSC will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "STOCKHOLDERS MEETING") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval and adoption of this Agreement and, if applicable, the issuance of Parent Common Stock pursuant to the Contribution. Subject to fiduciary obligations under applicable law, each of CSC's and the Parent's board of directors shall recommend such approval and shall take all lawful action to solicit such approval.

          6.5. FILINGS; OTHER ACTIONS; NOTIFICATION. (a) CSC and Parent shall promptly prepare and file with the SEC the Prospectus/Proxy Statement and shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. CSC and TCI shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of CSC. CSC shall also use its reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and will pay all expenses incident thereto.

          (b) TCI on the one hand and CSC and Parent on the other hand shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to cause to be satisfied all of the conditions set forth in Article VII and to consummate and make effective each of the Transactions and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate each of the Transactions or any of the other transactions contemplated by this Agreement and responding as promptly as practicable to any inquiries received from any Governmental
Entity in connection therewith. TCI and CSC and Parent shall use their respective reasonable best efforts to overcome any objections that may be raised by any Governmental Entity to the consummation of the Contribution and the other transactions contemplated by this Agreement. In this regard, TCI agrees that it shall agree to such modifications to or relinquishments of its governance rights (including voting, consent and board representation rights) as may be required to overcome any such objections; PROVIDED, that if TCI agrees to modify or relinquish any governance right, CSC and Parent shall provide contractual rights that approximate as nearly as reasonably practicable the governance rights modified or relinquished. Neither TCI nor CSC or Parent shall be required to make any change in the operations or activities of its or its Subsidiaries' business (or material assets employed therein) if such change would be materially adverse to TCI and its Subsidiaries, taken as an entirety, or to CSC or Parent and its Subsidiaries, taken as an entirety, as the case may be, or to their respective cable television businesses, taken as an entirety, or their respective programming businesses, taken as an entirety, or to any of their respective Significant Subsidiaries or any business (within the meaning of Rule 11-01(d) of Regulation S-X promulgated under the Exchange Act) that, if it were a Subsidiary, would be a Significant Subsidiary (it being agreed and understood that any change that would prevent, modify or terminate any contractual relationships among any of the parties hereto or any of their respective Affiliates entered into after May 1, 1997 (excluding the agreements contemplated in this Agreement) shall not be deemed to be materially adverse). Subject to applicable laws relating to the exchange of information, CSC, Parent and TCI each shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to CSC, Parent or TCI, as the case may be, and any of their respective Subsidiaries, that may appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with each of the Transactions and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of TCI, CSC and Parent shall act reasonably and as promptly as practicable.

          (c) TCI, CSC and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of CSC, Parent, TCI or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with each of the Transactions and the other transactions contemplated by this Agreement.

          (d) TCI and CSC and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by CSC or Parent or TCI, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transactions and the other transactions contemplated by this Agreement. The Company and CSC each shall give prompt notice to the other of any change that is reasonably likely to result in a Contributed Systems Material Adverse Effect or Parent Material Adverse Effect, respectively.

          (e) As soon as practicable after the date hereof but in no event later than 75 days after the date of the Original Agreement, the Company shall prepare and deliver or cause to be prepared and delivered to CSC audited financial statements and unaudited financial statements (collectively, the "PROXY FINANCIAL STATEMENTS") for the combined operations of the Contributed Systems in form and substance as is required in connection with the Prospectus/Proxy Statement and the S-4 Registration Statement. The Proxy Financial Statements shall be prepared under the supervision of the audit partner of KPMG Peat Marwick who is in charge of the CSC audit and in cooperation and consultation with CSC and its Representatives. CSC and the Company shall each be responsible for one-half of the costs and reasonable expenses associated with the audit and preparation required under this paragraph; PROVIDED, that if the Contribution Closing is not consummated other than as a result of a breach or default by CSC, Parent or Merger Sub, the Company shall be responsible and pay or reimburse all of such costs and expenses.

          6.6. TAXATION. Neither CSC, Parent or Merger Sub nor TCI shall take or cause to be taken any action, whether before or after the Effective Time, that would cause the Merger, the Contribution or, if applicable, the Partnership Contribution not to qualify as an exchange governed by Section 351 of the Code.

          6.7. ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable law, TCI and CSC and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("REPRESENTATIVES") access, during normal business hours throughout the period prior to the consummation of the Contribution Closing, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, PROVIDED that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, CSC, Parent or Merger Sub, and PROVIDED, FURTHER, that the foregoing shall not require TCI or CSC or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of TCI or CSC or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if TCI or CSC or Parent, as the case may be, shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or CSC or Parent, as the case may be, or such Person as may be designated by any of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.

          6.8. CERTAIN CONTRACTS. The Company agrees to take such action as necessary so that at the Contribution Closing none of the Contributed Entities is a party or Contributed Systems is subject to or bound by any programming, affiliation or similar Contracts except as CSC may approve in writing prior to the Contribution Closing Date or as set forth on Section 5.1(n) of the Company Disclosure Letter.

          6.9. STOCK EXCHANGE LISTING AND DE-LISTING. CSC and Parent shall use their respective best reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and pursuant to the Contribution (including any shares of Parent Common Stock issuable upon conversion, exercise or exchange of securities of Parent) to be approved for listing on the AMEX subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the CSC Class A Shares to be de-listed from the AMEX and de-registered under the Exchange Act as soon as practicable following the Effective Time.

          6.10. PUBLICITY. The initial press release regarding the Contribution shall be a joint press release by CSC and TCI, and the initial press release(s) regarding the Partnership Contribution, the Reorganization and/or the Merger shall be a press release by CSC, and thereafter TCI and CSC and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Contribution and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

          6.11.  BENEFITS; BOARD REPRESENTATION; EMPLOYEES.

          (a)  STOCK OPTIONS; CONJUNCTIVE RIGHTS.

          (i) At the Effective Time, each outstanding option to purchase Shares (a "CSC OPTION") under the CSC Stock Plans, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such CSC Option, the same number of shares of Parent Common Stock subject to the CSC Option and at the same exercise price in effect immediately prior to the Effective Time. In addition, each of the outstanding "conjunctive stock appreciation rights" and "bonus award shares" of CSC (as described in the CSC Reports), whether vested or unvested, shall, at the Effective Time be deemed to constitute a conjunctive stock appreciation right or bonus award share of Parent, as the case may be, on the same terms and conditions as were applicable under such conjunctive stock appreciation right or bonus award share of CSC, as the case may be, as in effect immediately prior to the Effective Time.

          (ii) Effective at the Effective Time, Parent shall assume each CSC Option and conjunctive stock appreciation right or bonus award share of CSC in accordance with the terms of the CSC Stock Plans and other arrangements, as the case may be, under which it was issued and the stock option agreement or other agreement, as the case may be, by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of CSC Options assumed by it in accordance with this Section.

As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the Parent Common Stock subject to such CSC Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such CSC Options remain outstanding.

          (b) ELECTION TO PARENT'S BOARD OF DIRECTORS. Effective as of the Effective Time, CSC shall cause two persons to be designated by TCI as soon as reasonably practicable after the date hereof and no later than prior to the substantial completion of the Proxy Statement/Prospectus to be appointed to Parent's board of directors as designees of the Parent Class B Shares as contemplated by the Stockholders Agreement.

          (c) EMPLOYEES. (i) Parent or CSC may, but shall have no obligation to, employ or offer employment to any employee engaged in the business of a Contributed System, including employees engaged in advertising sales for a Contributed System. Not less than 120 days (or such later date as the Company and CSC may mutually agree) after the date of this Agreement, CSC shall provide the Company a list, which may be updated by CSC from time to time to reflect changes in employees or staffing after such date (provided such updates are not material overall), of employees who will be offered employment after the Closing Date (the "HIRED EMPLOYEES"). CSC shall coordinate the hiring procedures relating to such Hired Employees with the Company.

          (ii) The Company will pay or cause to be paid to all employees employed in the Contributed Systems all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, pensions, profit sharing, vacation (other than vacation and sick leave which is allowed to be carried over pursuant to Section 6.11(c)(iii)), sick pay and other compensation or benefits to which they are entitled for periods prior to the Contribution Closing, including, without limitation, all amounts, if any, payable on account of the termination of their employment. The Company agrees to cooperate in all reasonable respects with CSC to allow CSC to evaluate and interview employees of the Contributed Systems to make hiring decisions.

          (iii) The Company will remain solely responsible for, and will indemnify and hold harmless Parent and CSC from and against all losses arising from or with respect to, all salaries and all severance, vacation, medical, sick, holiday, continuation coverage and other compensation or benefits to which its employees may be entitled, whether or not such employees may be hired by CSC, as a result of their employment by it prior to the Contribution Closing, the termination of their employment prior to the Contribution Closing, the obligation, if any, to notify and/or bargain with any labor organization, the consummation of the transactions contemplated hereby or pursuant to any applicable legal requirement (including without limitation WARN) or otherwise relating to their employment prior to the Closing Time. All Hired Employees shall be entitled to carry forward all accrued vacation and sick leave limited to the maximum amount to be carried forward under Parent's standard policies.

          (iv) Parent shall after the Contribution Closing provide employee benefit plans, programs and policies to Hired Employees that, in the aggregate, will provide benefits to such employees that are no less favorable in the aggregate than those provided to similarly situated employees of Parent and its Subsidiaries. Hired Employees of the Contributed System Entities and the Contributed Entities shall be given credit for all service with the Company, the Contributed System Entities and the Contributed Entities, or with any prior owner or operator of a Contributed System to the extent that such employee received time and grade credit from the Company, the Contributed System Entities and the Contributed Entities, under all employee benefit plans, programs and policies (including any bonus program) of Parent and its Subsidiaries in which they become participants for purposes of eligibility and vesting but not for purposes of benefit accrual. Notwithstanding the foregoing, the requirements of this subsection (c)(iv) shall not apply to employees who are covered by a collective bargaining agreement.

          (v) Effective as of the Contribution Closing, all Hired Employees shall cease to be covered by the Company's employee welfare benefit plans, including plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, disability coverage, and vacation and severance pay (collectively, "WELFARE PLANS") and all other employee benefit plans of the Company.

          (vi) All claims and obligations under, pursuant to, or in connection with, any Welfare Plan or other employee benefit plan of the Company affecting employees of the Company or any of its Subsidiaries, including any Hired Employee, incurred on or before the Contribution Closing or resulting or arising from events or occurrences commencing or occurring on or before the Contribution Closing will remain the responsibility of the Company. The Company shall retain all obligations for payment of long- or short-term disability claims arising from disabilities that occurred prior to the Contribution Closing and up until such time as the employee returns to work with one of the Contributed Systems. Parent shall be responsible for payment of long and short-term disability claims that arise from disabilities that occur after the Contribution Closing, or any claims of a Hired Employee after such employee has returned to work with one of the Contributed Systems, on a full-time, unrestricted basis for at least 30 days.

          (vii) If Parent or any of its Subsidiaries discharges any Hired Employee prior to 60 days following the Contribution Closing, Parent shall pay such discharged Hired Employee the severance benefits that would have been payable by the Company if such discharge had occurred prior to the Contribution Closing and the Company shall reimburse Parent and its Subsidiaries for all claims and obligations for any and all such benefits. Any claims or obligations arising in connection with any discharges of any Hired Employees after such date shall be the responsibility and obligation of the Parent and its Subsidiaries and not of the Company or its Subsidiaries.

          6.12. EXPENSES. The Surviving Corporation shall pay all charges and expenses in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 6.5(e) and Section 9.10, whether or not any of the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

          6.13. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Parent shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law; PROVIDED the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of CSC and its Subsidiaries (collectively, the "D&O INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time to the fullest extent that CSC or such Subsidiary would have been permitted as of the date hereof to indemnify such person.

          (b) Any D&O Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such D&O Indemnified Party except to the extent that such failure materially prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), any D&O Indemnified Party may retain counsel satisfactory to him or her, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the D&O Indemnified Party promptly as statements therefor are received. Parent and the Surviving Corporation will cooperate and assist in the defense of any such matter. If such indemnity is not available with respect to any D&O Indemnified Party, then the Surviving Corporation and the D&O Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

          (c) The Surviving Corporation or Parent shall maintain CSC's officers' and directors' liability insurance ("D&O INSURANCE") on substantially the same terms as in existence on the date hereof for a period of six years after the Effective Time so long as such insurance can be obtained on commercially reasonable terms. Prior to the Effective Time, Parent shall enter into indemnification agreements with its officers and directors on the same terms and conditions as those contained in the indemnification agreements of the officers and directors of CSC as of the date hereof.

          (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

          6.14. PREFERRED SHARES. Prior to the Effective Time, CSC and Parent shall enter into such agreements or other documents as required under the respective certificates of designation of the Preferred Shares, as may be amended, to give effect to the consummation of the Merger and, if applicable, the Charter Amendments.

          6.15. OTHER ACTIONS BY THE PARTIES. (a) TERMINATION OF AFFILIATED AGREEMENTS. Prior to the Contribution Closing, the Company shall take all actions necessary or appropriate so that the Contributed Entities and the Asset Contributed Systems, without any payment or transfer of value to any of the Company or any of its Subsidiaries, shall not be subject to and shall have no debt, liability, commitment or other obligation of any kind whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due, to the Company or any of its Affiliates after the Contribution Closing (including (i) all borrowing and Contracts between (x) the Contributed Entities or any of the Asset Contributed Systems and (y) the Company or its Affiliates and (ii) any obligations to pay dividends or other distributions to the Company or any of its Affiliates), in all cases other than as expressly set forth on Section 6.15(a) of the Company Disclosure Letter and other than solely among the Contributed Entities.

          (b) STOCKHOLDERS AGREEMENT. At or prior to the Contribution Closing, Parent and TCI shall execute and deliver the Stockholders Agreement.

          (c) OTHER TRANSACTIONS. In addition, CSC, Parent and the Surviving Corporation shall consummate and cause to be consummated the following transactions:

          (i) At the Merger Closing and effective immediately after the Effective Time, Parent shall amend its certificate of incorporation to change its name to "Cablevision Systems Corporation".

          (ii) Following the Contribution Closing, the Reorganization may be consummated in accordance with the terms and conditions of the Reorganization Agreement.

          (d) CERTAIN INTELLECTUAL PROPERTY. The Company and TCI agree that Parent shall have (A) the right, for a period of 120 days following the date of the Contribution Closing, to the reasonable use of any Intellectual Property Rights of the Company and TCI relating to the businesses of the Contributed Entities and the Asset Contributed Systems including signs, purchase orders, invoices, brochures, labels, letterheads or billing documents and (B) the right (I) for a period of 120 days following the date of the Contribution Closing, to the extent reasonably required in connection with the conduct of their businesses after such date, to include a statement indicating that, prior to being acquired by Parent, the businesses of the Contributed Entities and the Asset Contributed Systems were conducted under their respective corporate names prior to the Contribution Closing and (II) to the extent required by applicable law, to indicate by footnote or other similar device that information concerning prior financial or operating performance results or other similar historical information about the Contributed Systems arose when they conducted their respective businesses under their respective corporate or business names prior to the Contribution Closing.

          (e) CERTAIN ENVIRONMENTAL MATTERS. Notwithstanding anything to the contrary in this Agreement, the Company shall protect, defend, indemnify and hold harmless Parent, CSC and their principals, shareholders, directors, officers, affiliates, agents, and employees ("INDEMNIFIED PARTIES"), from and against any and all claims, demands, losses, expenses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings, orders, judgments, remedial action requirements, investigations, property or personal injury claims, natural resource damage claims, enforcement actions and all costs and expenses incurred in connection therewith (including reasonable attorneys' fees and expenses) arising under or relating to any Environmental Laws and asserted by any Person other than any of the Indemnified Parties in connection with any release or contamination ("PRE-EXISTING CONTAMINATION") involving Hazardous Substances (whether in soil, water, air or structures) that at or prior to the Contribution Closing existed at or emanated from property owned by UA-Columbia Cablevision of Westchester, Inc. generally known as 604-612 Fayette Avenue and 605-609 Center Avenue in Mamaroneck, New York excluding only environmental liabilities (i) for which a Contributed Subsidiary is able to recover under the September 1, 1988 agreement between George and Brenda Lane, UA-Columbia Cablevision of Westchester, Inc., Electro-Materials Corp. of America and Rohm and Haas Company or (ii) that are not attributable to Pre-Existing Contamination. This indemnity shall survive indefinitely and shall be binding upon the successors and assigns of the Company, Parent and CSC. To the extent that the Company shall have indemnified any of the Indemnified Parties pursuant to this

Section 6.15(e), the Company shall have a right of subrogation as to claims that the Indemnified Parties may have against any other Person, and the Indemnified Parties shall assign to the Company their rights against such other Person.

          (f) FURTHER ACTIONS. The Company, Parent and the Surviving Corporation shall enter into, file and perform all such agreements, indentures, charter amendments, certificates of designation, documents, certificates, stockholder and director consents and such other instruments as are required, advisable or desirable in order to give full effect to this
Section 6.15 and to the Partnership Contribution in accordance with the Partnership Contribution Agreement.

          6.16. PARENT, CSC AND THE COMPANY VOTES. Parent, CSC and the Company shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any shares of capital stock of Merger Sub, the Surviving Corporation and Parent, respectively, beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement and any and all of the Transactions at any meeting of stockholders of CSC, Parent, Merger Sub or the Surviving Corporation at which this Agreement and/or any or all of the Transactions shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of CSC, Parent, Merger Sub or the Surviving Corporation by consent in lieu of a meeting).

          6.17. RELEASED INDEBTEDNESS AND FIBERTECH CASH; COMPANY RESTRUCTURING; TAX SHARING; SURETY LIABILITIES; AND DISCLOSURE UPDATES: (a) RELEASED INDEBTEDNESS AND FIBERTECH CASH. Without limiting the generality of any other provisions of this Agreement, prior to the Contribution Closing the Company shall take any and all actions necessary or appropriate so that the Contributed Entities shall have no, and the Asset Contributed Systems shall not be subject to or encumbered by any, outstanding Indebtedness as of the Contribution Closing, in both cases other than (I) an aggregate amount of debt for borrowed money, including in such amount the principal of such debt and any interest accrued thereon and fees and other amounts payable in respect thereof, not to exceed (assuming payment in full at the Contribution Closing) $669,000,000 (the "ASSUMED COMPANY DEBT") at the consummation of the

Contribution Closing, (II) Liabilities not material in amount and accounted for in Section 3.4. and (III) any debt obligations or other liabilities solely among the Contributed Entities. The Assumed Company Debt will be due and payable in full as of the Contribution Closing and the parties agree that, notwithstanding any other provision of this Agreement to the contrary:
(i) the existence of the Assumed Company Debt, or the occurrence of a default thereunder as a result of the Contribution, shall not cause the Company to be in breach or default of any of its representations, warranties, covenants or agreements in this Agreement; and (ii) CSC or Parent, as of the Contribution Closing, shall pay or cause to be paid the Assumed Company Debt in full, or shall cause the Company and any of its Affiliates (other than Parent and its Subsidiaries, including, after the Contribution Closing, the Contributed Entities) that are liable (directly or contingently) for payment of the Assumed Company Debt to be unconditionally released from any liability with respect to the Assumed Company Debt. In the event that the Company or any of its Subsidiaries receive any cash ("Fibertech Cash") in respect of any prepayments of the Facilities Lease Agreement dated June 1, 1995 between TKR Cable Company (Owner) and New Jersey Fiber Technologies (Operator), the Company shall cause all such cash to remain as and be included as an asset of the Contributed Entities and Asset Contributed Systems up to and through the Contribution Closing.

          (b) COMPANY RESTRUCTURING. Prior to the Contribution Closing, the Company shall take or cause to be taken the actions described in Section 6.17(b) of the Company Disclosure Letter (the "COMPANY RESTRUCTURING"), so that, immediately prior to the Contribution Closing, all of the Asset Contributed Systems will be owned by the Contributed System Entities, all of the Included Contributed Systems will be owned by the Contributed Entities and all of the outstanding capital stock of the Contributed Entities will be owned by the Company or one or more of its Subsidiaries. The Company covenants and agrees that none of the actions taken by it or any of its Affiliates in connection with the Company Restructuring shall cause a breach or default by the Company of any of its representations, warranties, covenants or agreements in this Agreement.

          (c) TAX SHARING AGREEMENTS. Any obligations and Contracts disclosed on Section 5.1(l) of the Company Disclosure Letter shall be terminated as of immediately prior to the Contribution Closing without subjecting any

Contributed Entity or any Asset Contributed System to any liability.

          (d) SURETY LIABILITIES. Prior to the Contribution Closing, the Company shall take any and all actions necessary or appropriate so that the Contributed Entities shall have no outstanding Surety Liabilities (or obligations to incur Surety Liabilities) and so that the Asset Contributed Systems shall not be encumbered by or subject to any outstanding Surety Liabilities (or obligations to incur Surety Liabilities), in both cases, other than an aggregate amount not to exceed $10,000,000 and other than Liabilities accounted for in Section 3.4. CSC or Parent shall cause the Company and any of its Affiliates including the Contributed System Entities (other than Parent and its Subsidiaries, including, after the Contribution Closing, the Contributed Entities) that are liable (directly or contingently) under the Surety Liabilities to be unconditionally released from any liability with respect to the Surety Liabilities.

          (e) DISCLOSURE UPDATES AND SUPPLEMENTS. On the third business day before the Closing Date, the Company shall deliver to Parent a supplement to the Company Disclosure Letter as of such date, which supplement shall reflect the consummation of the Company Restructuring but shall not, except as otherwise expressly noted in this Agreement, be deemed to modify in any respect the Company Disclosure Letter.

                                  ARTICLE VII

                     Conditions to Merger and Contribution

          7.1. CONDITIONS TO OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of CSC, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver by CSC at or prior to the Effective Time of each of the following conditions:

          (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved and adopted by holders of Shares constituting the relevant one of the Parent Requisite Votes and shall have been duly approved by the sole stockholder of Merger Sub in accordance with applicable law and the certificate of incorporation and by-laws of each such corporation.

          (b) AMEX LISTING. The shares of Parent Common Stock issuable to the CSC stockholders pursuant to the Merger shall have been authorized for listing on the AMEX upon official notice of issuance.

          (c) REGULATORY CONSENTS. (i) All notices, reports and filings required to be made prior to the Effective Time by CSC or any of its Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by CSC or any of its Subsidiaries from, any Governmental Entity, which reports, filings, consents, registrations, approvals, permits and authorizations are noted with a single asterisk in Section 5.2(e) of the Parent Disclosure Letter, in connection with the execution and delivery of this Agreement and the consummation of the Merger shall have been made or obtained, as the case may be.

          (ii) Other than the filing provided for in Section 1.3 or as described in Section 7.1(c)(i), all notices, reports and other filings required to be made prior to the Effective Time by CSC or Parent or any of their respective Subsidiaries with, and all other consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by CSC or any of its Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Merger shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

          (d) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect (collectively, an "ORDER") and that restrains, enjoins or otherwise prohibits consummation of the Merger, and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

          (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

          (f) BLUE SKY APPROVALS. Parent shall have received all state securities and "blue sky" permits and approvals necessary to consummate the Merger.

          (g) CONSENTS UNDER AGREEMENTS. (i) CSC shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the Merger under any Contract that is noted with a triple asterisk in Section 5.2(e) of the Parent Disclosure Letter.

          (ii) Other than as described in Section 7.1(g)(i), CSC shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which CSC or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of CSC, Parent or Merger Sub to consummate the Merger.

          (h) TAX OPINION. Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the date of the Merger Closing, to the effect that the Merger will be treated for Federal income tax purposes as an exchange governed by Section 351 of the Code.

          (i) CONTRIBUTION. All of the conditions precedent to the obligations of Parent and the Company to effect the Contribution shall have been fulfilled or irrevocably waived or shall be capable of being fulfilled promptly following the Effective Time or at the Contribution Closing.

          7.2. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE CONTRIBUTION. The respective obligations of Parent and the Company to effect the Contribution are subject to the satisfaction or waiver at or prior to the Contribution Closing of each of the following conditions:

          (a) STOCKHOLDER APPROVAL. The issuance of the Parent Common Stock in connection with the Contribution shall have been approved by the relevant one of the Parent Requisite Votes.

          (b) REGULATORY CONSENTS. (i) All required filings under the HSR Act shall have been made and any applicable waiting period under the HSR Act shall have expired or been terminated.

          (ii) All notices, reports and other filings required to be made prior to the Contribution Closing by CSC, Parent or the Company or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Contribution Closing by CSC, Parent or the Company or any of their respective Subsidiaries from, (i) the franchise authorities with respect to 100% of the total subscribers in the Contributed Systems and the Parent Systems in connection with the execution and delivery of this Agreement and the consummation of the Contribution shall have been made or obtained, as the case may be, and (ii) any Governmental Entity, which non-franchise authority reports, filings, consents, registrations, approvals, permits and authorizations are noted with a double asterisk in Section 5.1(d) of the Company Disclosure Letter, or with a double asterisk in Section 5.2(e) of the Parent Disclosure Letter in connection with the execution and delivery of this Agreement and the consummation of the Contribution shall have been made or obtained, as the case may be. Notwithstanding the condition precedent in the foregoing clause (i), in the event that consents, approvals and authorizations are obtained with respect to at least 90% of the total subscribers in the Contributed Systems and the Parent Systems, Parent may, in its sole discretion, waive such condition, which shall then be deemed satisfied and fulfilled, and CSC, Parent and the Company shall cooperate with each other and use all reasonable best efforts to minimize any adverse effects that may result from consummating the Contribution Closing without obtaining all consents, approvals and authorizations from franchise authorities and in furtherance thereof negotiate in good faith to implement, if necessary, a transaction structure so that after the Contribution Closing the aggregate net economic benefit of all of the Contributed Systems shall inure to the benefit of and accrue to Parent with requisite control of necessary Contributed Systems remaining with the Company or its Subsidiaries.

          (iii) Other than as described in Section 7.2(b)(ii), all notices, reports and filings required to be made prior to the Contribution Closing by CSC, Parent or the Company or any of their respective Subsidiaries with, and all other consents, registrations, approvals, permits and authorizations required to be obtained prior to the Contribution Closing by CSC, Parent or the Company or any of their respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the Contribution shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or a Contributed Systems Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

          (c) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that restrains, enjoins or otherwise prohibits consummation of the Contribution, and no Governmental Entity shall have instituted any proceeding seeking any such Order.

          (d) MERGER. The Merger Closing shall be consummated contemporaneously with the Contribution Closing.

          (e) AMEX LISTING. The Parent Class A Shares issuable to the Company or the relevant transferor(s) pursuant to the Contribution shall have been authorized for listing on the AMEX upon official notice of issuance.

          (f) STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall have been executed and delivered by the parties thereto.

          7.3. CONDITIONS TO OBLIGATIONS OF PARENT TO EFFECT CONTRIBUTION. The obligations of Parent to effect the Contribution are subject to the satisfaction or waiver by Parent at or prior to the Contribution Closing of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the date of the Contribution Closing as though made on and as of the date of the Contribution Closing (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Parent shall have received a certificate signed on behalf of the Company by the President or any Vice President of the Company to such effect; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, this

Section 7.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Contributed Systems Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the Contribution.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the date of the Contribution Closing, and Parent shall have received a certificate signed on behalf of the Company by the President or any Vice President of the Company to such effect.

          (c) CONSENTS UNDER AGREEMENTS. (i) The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the Contribution under any Contract that is noted with a triple asterisk in Section 5.1(d) of the Company Disclosure Letter.

          (ii) Other than as described in Section 7.3(c)(i), the Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the Contribution under any other Contract to which the Contributed Entities, the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Contributed Systems Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the Contribution.

          (d) LEGAL OPINION. Parent shall have received an opinion of Sherman & Howard L.L.C., counsel to the Company, dated the date of the Contribution Closing, in a form reasonably satisfactory to Parent.

          (e)  CONTRIBUTED SYSTEMS DELIVERIES.  Parent shall have received:

          (i) certificates (or, if partnership interests, such other documents) representing all of the Contributed Subsidiary Capital Stock, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, with signatures properly guaranteed and with any requisite stock transfer and other documentary stamps attached, and any other documents that are necessary to transfer to Parent good title to all of the Contributed Subsidiary Capital Stock;

          (ii) certificates representing all of shares of capital stock for any Subsidiaries of the Contributed Subsidiaries; such special warranty deeds, assignments of leasehold interests, bills of sale, and other good and sufficient instruments of conveyance, transfer and assignment as are necessary to vest in Parent in accordance herewith the Acquired Assets in a form reasonably satisfactory to Parent;

          (iii) all of the minute books and any corporate seals of the Contributed Entities, true and complete up to the date of the Contribution Closing;

          (iv) copies of any consents or notices obtained or given in connection with the consummation of the transactions contemplated by this Agreement;

          (v) such other instruments, filings or documents as may be required by this Agreement to carry out the transfers of the Acquired Assets as contemplated by this Agreement (other than transfers not to occur pursuant to Section 3.6);

          (vi) a certificate signed on behalf of the Company by the President or any Vice President of the Company certifying the matters described in Section 6.15(a), Section 6.17(a) and Section 6.17(d) in a form reasonably satisfactory to Parent;

          (vii) the supplements to the Company Disclosure Letter in accordance with Section 6.17(e); and

          (viii) a "long form good standing" or similar certificate or telegram for each of the Contributed Subsidiaries (which shall include the certificate of incorporation or similar document), certified by the Secretary of State or similar authority of the jurisdiction of organization for each such Person, each dated as of a date that is not more than 10 business days prior to the date of the Contribution Closing.

          (f) RESIGNATIONS. Parent shall have received the resignations of each director and officer of the Contributed

Entities designated in writing by Parent within one business day of the date of the Contribution Closing.

          (g) COMPANY RESTRUCTURING. All of the transactions contemplated by the Company Restructuring shall have been consummated in all material respects in accordance with Section 6.17(b).

          7.4. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT CONTRIBUTION. The obligation of the Company to effect the Contribution is subject to the satisfaction or waiver by the Company at or prior to Contribution Closing of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CSC, Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the date of the Stock Closing as though made on and as of the date of the Contribution Closing (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate signed on behalf of CSC, Parent and Merger Sub by the President or any Vice-President of Parent to such effect; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, this Section 7.4(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Parent to consummate the Contribution.

          (b) PERFORMANCE OF OBLIGATIONS OF CSC, PARENT AND MERGER SUB. Each of CSC, Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the date of the Contribution Closing, and the Company shall have received a certificate signed on behalf of CSC, Parent and Merger Sub by the President or any Vice President of Parent to such effect.

          (c) CONSENTS UNDER AGREEMENTS. (i) Parent and CSC shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the Contribution under any Contract that is noted with a double asterisk in Section 5.2(e) of the Company Disclosure Letter.

          (ii) Other than as described in Section 7.4(c)(i), Parent and CSC shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the Contribution under any other Contract to which CSC or Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of CSC or Parent to consummate the Contribution.

          (d) LEGAL OPINION. The Company shall have received an opinion of Sullivan & Cromwell, counsel to Parent, dated the date of the Contribution Closing, in a form reasonably satisfactory to the Company.

          (e) TAX OPINION. The Company shall have received the opinion of Sherman & Howard L.L.C., counsel to the Company, dated the date of the Contribution Closing, to the effect that the Contribution will be treated for Federal income tax purposes as an exchange governed by Section 351 of the Code.

          (f) CASH FLOW RATIO. The Cash Flow Ratio (as defined in the Stockholders Agreement) of Parent, on a pro forma basis after giving effect to the Contribution, shall not be in excess of the Cash Flow Ratio Threshold (as defined in the Stockholders Agreement).

          (g) ASSUMPTION OF LIABILITIES. The Company shall have received the Assumption Agreement executed by Parent giving effect to Parent's assumption of the Assumed Liabilities.

                                     ARTICLE VIII

                                     Termination

          8.1. TERMINATION BY MUTUAL CONSENT. All or any portion of this Agreement may be terminated and any or all of the Transactions may be abandoned at any time prior to their respective Closings, whether before or after the approval by stockholders referred to in Section 7.1(a) and in Section 7.2(a), by mutual written consent of the Company and CSC by action of their respective Boards of Directors.

          8.2. TERMINATION BY EITHER CSC OR THE COMPANY. CSC may by action of its Board of Directors terminate this Agreement and the Company may by action of its Board of

Directors terminate its and TCI's obligations and rights under this Agreement and the Transactions in the case of a termination by CSC and the Contribution in the case of a termination by the Company may be abandoned at any time prior to their respective Closings if (a) the Transactions in the case of CSC or the Contribution in the case of the Company shall not have been consummated by December 31, 1998 whether such date is before or after the date of approval by the stockholders referred to in Section 7.1(a) and in
Section 7.1(b)(the "TERMINATION DATE"), (b) the approval of the stockholders required by Section 7.1(a) and by Section 7.2(a) shall not have been obtained at a meeting(s) duly convened therefor or at any adjournment or postponement thereof or,(c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Contribution in the case of the Company or any of the Transactions in the case of CSC shall become final and non-appealable whether before or after the approval by the stockholders set forth in Section 7.1(a) and Section 7.2(a) or; PROVIDED, that the right to terminate any or all of this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached (or to the Company in the event of TCI's breach) in any material respect its obligations under this Agreement in any manner which breach shall have proximately contributed to the occurrence of the failure of the Transactions to be consummated.

          8.3. TERMINATION BY THE COMPANY. The Company may by action of its Board of Directors terminate its and TCI's obligations and rights under this Agreement and the Contribution may be abandoned at any time prior to the Stock Closing, whether before or after the approval by stockholders referred to in
Section 7.1(a) and in Section 7.2(a), if there has been a material breach by CSC, Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach or if any Class B Entity shall not execute and deliver to the Company a signature page to the Voting Agreement within 20 days after the date hereof.

          8.4. TERMINATION BY CSC. This Agreement may be terminated and the Transactions may be abandoned at any time prior to their respective Closings, whether before or after the approval by the stockholders referred to in
Section 7.1(a) and in Section 7.2(a), by action of the Board of Directors of CSC if there has been a material breach by the Company of any representation, warranty, covenant or agreement or by TCI of any covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach.

          8.5. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Contribution pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); PROVIDED, HOWEVER, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.


                                      ARTICLE IX

                              Miscellaneous and General

          9.1. SURVIVAL. This Article IX, the agreements of the Company, TCI, CSC, Parent and Merger Sub contained in Section 3.3 (Contribution), Section 3.4 (Net Adjusted Working Capital Adjustment), Section 3.5 (Antidilution Adjustments), Section 3.6 (Failure to Receive Third Party Consents), Section 6.1 (CSC Interim Operations), Section 6.2 (Contributed Systems Interim Operations),
Section 6.6 (Taxation), Section 6.8 (Certain Contracts), Section 6.9 (Stock Exchange Listing and De-listing), Section 6.11 (Benefits; Board Representation; Employees), Section 6.12 (Expenses), Section 6.13 (Indemnification; Directors and Officers' Insurance) and Section 6.15 (Other Actions by the Parties) shall survive consummation of any or all of the Transactions. This Article IX, the agreements of the Company, TCI, CSC, Parent and Merger Sub contained in Section
6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement in accordance with its terms. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of all of the Transactions or the termination of this Agreement in accordance with its terms.

          9.2. MODIFICATION OR AMENDMENT. Subject to the provisions of the applicable law, at any time prior to the Effective Time with respect to the Merger or the consummation of the Contribution Closing with respect to the Contribution, the parties hereto may modify or amend any portion of this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

          9.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger and the Contribution are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

          9.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE UNDER, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS

CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT
(i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

          9.6. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

          IF TO CSC, PARENT OR MERGER SUB

          One Media Crossways,
          Woodbury, NY  11797.
          Attention:  General Counsel
          fax:  (516) 364-8501

          (with a copy to Joseph B. Frumkin, Esq.,
          Sullivan & Cromwell,
          125 Broad Street, New York, NY  10004
          fax:  (212) 558-3588)


          IF TO TCI OR THE COMPANY

          5619 DTC Parkway
          Englewood, Colorado 80111-3000
          Attention: President
          fax:  (303) 488-3219

          with a copy similarly addressed,
          Attention:  Legal Department
          fax:  (303) 488-3245

          (with a copy to Charles Y. Tanabe, Esq.,
          Sherman & Howard L.L.C.
          Suite 3000
          633 Seventeenth Street
          Denver, Colorado 80202
          fax: (303) 298-0940)
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          9.7. ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS. This Agreement (including any exhibits and schedules hereto), the Partnership Contribution Agreement, the Voting Agreement, the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated March 26, 1997, between CSC and the Company (as amended, the "CONFIDENTIALITY AGREEMENT") constitute the entire agreement, and supersede all other prior agreements, understandings, indemnities, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

          9.8.  NO THIRD PARTY BENEFICIARIES.  Except as provided in Section
6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          9.9. OBLIGATIONS OF CSC, PARENT, TCI AND THE COMPANY. Whenever this Agreement requires a Subsidiary of CSC or Parent to take any action, such requirement shall be deemed to include an undertaking on the part of CSC or Parent to cause such Subsidiary (including, after the Effective Time, the Surviving Corporation) to take such action. Whenever this Agreement requires a Subsidiary of the Company or TCI to take any action, such requirement shall be deemed to include an undertaking on the part of the Company and TCI to cause such Subsidiary to take such action.

          9.10. NEW YORK STATE AND CITY REAL PROPERTY TRANSFER TAX; OTHER TRANSFER TAXES; HSR FEE. Any liability arising out of the New York State or City Real Property Transfer Tax, in connection with the filing fees under the

HSR Act relating to the Contribution and in respect of any transfer or other similar taxes relating to the transfer of the Contributed Subsidiary Capital Stock, the Acquired Assets or Assumed Liabilities, if applicable and due, shall be borne by Company, on the one hand, and CSC or Parent, on the other hand, in equal one-half shares.

          9.11. BULK TRANSFERS; FURTHER ASSURANCES. The parties hereto waive compliance with the requirements of the Bulk Sales Law of any jurisdiction in connection with the Contribution. The Company shall indemnify and hold harmless Parent and its Subsidiaries against all liabilities which may be asserted by third parties against Parent or any of its Subsidiaries, as a result of noncompliance with the Bulk Sales Law of any jurisdiction. From time to time after the Closing Date, upon the reasonable request of Parent or the Company, the Company or Parent (as the case may be) shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action in order to contribute, assign, convey, transfer, assign and deliver and record title effectively to the Acquired Assets and to evidence the assumption of the Assumed Liabilities.

          9.12. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          9.13. INTERPRETATION. The table of contents, index and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule or Exhibit, such reference shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          9.14. ASSIGNMENT. This Agreement shall not be assignable by operation of law or otherwise; PROVIDED, HOWEVER, that (i) CSC may assign this Agreement in connection with the Merger to the Surviving Corporation, in which event all references herein to CSC shall be deemed references to the Surviving Corporation except that all representations, warranties, covenants and agreements made herein with respect to CSC shall be deemed to be made either by Parent or the Surviving Corporation (each as a successor to CSC as the context may require), (ii) Parent may designate, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary except that all representations, warranties, covenants and agreements made herein with respect to Merger Sub as of the date of this Agreement shall be deemed to be made with respect to such other Subsidiary as of the date of such designation and (iii) the Company may designate, by written notice to CSC, one or more direct or indirect wholly owned subsidiaries of the Company to make a contribution of all or part of the stock of any Contributed Subsidiary to Parent, but such designation shall not affect the liabilities or obligations of the Company under this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                         TCI COMMUNICATIONS, INC.


                         By:      /s/ William R. Fitzgerald
                             ------------------------------
                             Name:  William R. Fitzgerald
                             Title:  Senior Vice President


                         CABLEVISION SYSTEMS CORPORATION


                         By:       /s/ William J. Bell
                             ------------------------------
                             Name:  William J. Bell
                             Title:  Vice Chairman


                         CSC PARENT CORPORATION


                         By:       /s/ William J. Bell
                             ------------------------------
                             Name:  William J. Bell
                             Title:  Vice Chairman


                         CSC MERGER CORPORATION


                         By:       /s/ William J. Bell
                             ------------------------------
                             Name:  William J. Bell
                             Title:  Vice Chairman




AGREED WITH RESPECT TO THE
PARTICULAR SECTIONS
EXPRESSLY NOTED IN
ARTICLE VI AND ARTICLE IX:

TELE-COMMUNICATIONS, INC.


By:  /s/ Stephen M. Brett
    ------------------------------
    Name:  Stephen M. Brett
    Title:  Senior Vice President

                                INDEX OF DEFINED TERMS


Term                                                                     Section
----                                                                     -------
1997 Budget. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.2
Acquired Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Adjusted Closing Balance Sheet . . . . . . . . . . . . . . . . . . . . . 3.4(b)
Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(g)
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
AMEX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(e)
Asset Contributed Systems. . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Assumed Company Debt . . . . . . . . . . . . . . . . . . . . . . . . . .6.17(a)
Assumed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Audit Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(f)
Bankruptcy and Equity Exception. . . . . . . . . . . . . . . . . . . . . 5.1(c)
By-Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.2
Cable Franchise Agreements . . . . . . . . . . . . . . . . . . . . . . . 5.1(x)
Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
Certificate of Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .1.3
Charter. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
CLI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(x)
Closing Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . 3.4(a)
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.2
Closings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.2
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Communications Act . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(x)
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Company Disclosure Letter. . . . . . . . . . . . . . . . . . . . . . . . . .5.1
Company Restructuring. . . . . . . . . . . . . . . . . . . . . . . . . .6.17(b)
Company's Group. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(l)
Company's Objection. . . . . . . . . . . . . . . . . . . . . . . . . . . 3.4(b)
Company Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(l)
Company Tax Return . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(l)
Compensation and Benefit Plans . . . . . . . . . . . . . . . . . . . . . 5.1(h)
Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .9.7
Constituent Corporations . . . . . . . . . . . . . . . . . . . . . . . Preamble
Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(d)
Contributed Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Entities . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(C)
Contributed Instruments. . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Intellectual Property. . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Real Property. . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Subsidiary Capital Stock . . . . . . . . . . . . . . . . . . 3.3(c)


Term                                                                     Section
----                                                                     -------
Contributed System Entity; Contributed System
     Entities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Systems. . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Contributed Systems Cable Franchise Agreements . . . . . . . . . . . . . 5.1(x)
Contributed Systems Leased Real Property . . . . . . . . . . . . . . . . 5.1(s)
Contributed Systems Leases . . . . . . . . . . . . . . . . . . . . . . . 5.1(t)
Contributed Systems Material Adverse Effect. . . . . . . . . . . . . . . 5.1(a)
Contributed Systems Permitted Liens. . . . . . . . . . . . . . . . . . . 6.2(b)
Contributed Systems Real Property. . . . . . . . . . . . . . . . . . . . 5.1(s)
Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Contribution Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.2
Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.13(a)
CPA Firm . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.4(b)
CSC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
CSC Audit Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(f)
CSC Class A Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
CSC Class B Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
CSC Compensation and Benefit Plans . . . . . . . . . . . . . . . . . . . 5.2(i)
CSC Group. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(l)
CSC Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.11(a)
CSC Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(i)
CSC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(f)
CSC Stock Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(c)
CSC Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(l)
CSC Tax Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(l)
Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.4(a)
D&O Indemnified Parties. . . . . . . . . . . . . . . . . . . . . . . . .6.13(a)
D&O Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.13(c)
DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.3
Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(h)
Environmental Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(j)
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(h)
ERISA Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(h)
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(b)
Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Excluded Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Excluded Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
FCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(x)
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(e)
Future Contributed Systems Entities. . . . . . . . . . . . . . . . . . . 3.3(c)
Future Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.3
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.4(a)
Governmental Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(d)
Hazardous Substance. . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(j)
Hired Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.11(c)
HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(d)
Included Contributed Systems . . . . . . . . . . . . . . . . . . . . . . 3.3(c)


Term                                                                     Section
----                                                                     -------
Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(b)
Indemnified Parties. . . . . . . . . . . . . . . . . . . . . . . . . . .6.15(e)
Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . 5.1(v)
IRCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(m)
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(h)
Issue Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.5
Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(i)
Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.4(a)
Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.3
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Merger Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.2
Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Migrated Product Tiers . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(x)
Net Adjusted Working Capital . . . . . . . . . . . . . . . . . . . . . . 3.4(a)
Order. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1(d)
Original Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Preamble
Parent Cable Franchise Agreements. . . . . . . . . . . . . . . . . . . . 5.2(t)
Parent Class A Shares. . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Parent Class B Share . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
Parent Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
Parent Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
Parent Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . .5.2
Parent Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . 5.2(b)
Parent Requisite Votes . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(d)
Parent Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.2(t)
Partnership Contribution Agreement . . . . . . . . . . . . . . . . . . Recitals
Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(h)
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Pre-Existing Contamination . . . . . . . . . . . . . . . . . . . . . . .6.15(e)
Preferred Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(d)
Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
Prospectus/Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . .6.3
Proxy Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 6.5(e)
Real Property Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(s)
Reorganization Agreement . . . . . . . . . . . . . . . . . . . . . . . Recitals
Representatives. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.7
S-4 Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . .6.3
Series A Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
Series B Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . .2.1
Share; Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1(a)
Significant Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 5.2(b)
Stock Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . 3.3(c)
Stockholders Agreement . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Stockholders Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.4
Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(a)
Surety Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(b)


Term                                                                     Section
----                                                                     -------
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1
Tax; Taxes; Taxable. . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(l)
TCI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8.2
Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.2
Voting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Voting Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(b)
WARN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.1(m)
Welfare Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6.11(c)

                                                                     EXHIBIT A
                                                                     ---------
                         (Terms of Reorganization Agreement)

TERMS:

1. Simultaneously with the Contribution Closing and/or the Partnership Contribution, or thereafter, Parent may transfer or cause to be transferred all or part of the Acquired Assets, the Assumed Liabilities and the Contributed Subsidiary Capital Stock to one or more direct Subsidiaries of Parent (each a "First-Tier Transferee Subsidiary") or to one or more direct Subsidiaries of a First-Tier Transferee Subsidiary.

2. The stock of one or more of the First-Tier Transferee Subsidiaries may be transferred to an entity that is a member of the CSC Group and that holds directly or indirectly the other cable properties of the CSC Group.

3.   Notwithstanding anything to the contrary in the foregoing paragraphs,
     (a) the stock of each First-Tier Transferee Subsidiary shall continue to be held directly by Parent for a period of at least one year after the Closing Date and (b) CSC will not transfer or distribute to Parent substantially all of its assets outside the ordinary course of business and will not be merged into Parent or liquidated or wound-up for a period of at least one year after the Closing Date, unless in the case of (a) or (b) either
     (i) the Company has consented to the stock of such First-Tier Transferee Subsidiaries ceasing to be held directly by Parent, or to such transfer, distribution, merger, liquidation or winding-up of CSC, as applicable, or
     (ii) CSC or Parent has obtained a ruling from the Internal Revenue Service to the effect that a transaction pursuant to which the stock of such First-Tier Transferee Subsidiaries ceases to be held directly by Parent prior to the expiration of such one-year period, or pursuant to which CSC transfers or distributes substantially of its assets to Parent or is merged, liquidated or wound-up, as applicable, will not cause the Contribution and the Merger not to qualify as an exchange governed by
     Section 351
     of the Code. As of the date of this Agreement, there is no plan or intention to undertake any transaction that would cause the Contribution and the Merger not to qualify as an exchange governed by
     Section 351 of the Code.

                                                                     EXHIBIT B
                                                                     ---------

                           (Form of Stockholders Agreement)

                  [Final version as executed filed as Exhibit 99.1]

                                                               SCHEDULE 3.3(ii)
                                                               ----------------
                              Asset Contributed Systems

-------------------------------------------------------------------------------
                                               CONTRIBUTED
                                                  SYSTEM
     ASSET              CONTRIBUTED SYSTEM    ENTITIES AS OF     PARENT CLASS A
  CONTRIBUTED           ENTITIES AS OF THE     THE CLOSING        SHARES TO BE
     SYSTEM               DATE HEREOF             DATE              PAID (*)
-------------------------------------------------------------------------------
Oakland, NJ             TCI of Northern        TCI CSC II,
system                  New Jersey, Inc.       Inc.
-------------------------------------------------------------------------------
Franklin                UA-Columbia            TCI CSC II,
Lakes, NJ               Cablevision of New     Inc.
system                  Jersey, Inc.
-------------------------------------------------------------------------------
Brookhaven, NY          Brookhaven Cable       TCI CSC II,
system                  TV, Inc.               Inc.
-------------------------------------------------------------------------------
Interest in             TCI American Cable     TCI CSC III,
Paterson, NJ            Holdings, L.P.         Inc.
system
-------------------------------------------------------------------------------
Interest in             TCI American Cable     TCI CSC IV,
Paterson, NJ            Holdings, L.P.         Inc.
system
-------------------------------------------------------------------------------
Interest in             TCI American Cable     TCI CSC V,
Paterson, NJ            Holdings, L.P.         Inc.
system
-------------------------------------------------------------------------------
Interest in             TCI American Cable     TCI CSC VI,
Paterson, NJ            Holdings, L.P.         Inc.
system
-------------------------------------------------------------------------------
Interest in             TCI American Cable     TCI CSC VII,
Paterson, NJ            Holdings, L.P.         Inc.
system
-------------------------------------------------------------------------------
Interest in             TCI American Cable     TCI CSC VIII,
Paterson, NJ            Holdings, L.P.         Inc.
system
-------------------------------------------------------------------------------
Interest in             TCI American Cable     TCI CSC IX,
Paterson, NJ            Holdings, L.P.         Inc.
system
-------------------------------------------------------------------------------


--------------------------
(*)  To be provided three business days before the Contribution Closing.

-------------------------------------------------------------------------------

Interest in             TCI American Cable     TCI CSC X,
Paterson, NJ            Holdings, L.P.         Inc.
system
-------------------------------------------------------------------------------
Interest in             TCI American Cable     TCI CSC XI,
Paterson, NJ            Holdings, L.P.         Inc.
system
-------------------------------------------------------------------------------

                                                             SCHEDULE 3.3(xii)
                                                             -----------------
-------------------------------------------------------------------------------
                                           INCLUDED        PARENT CLASS A
                     CONTRIBUTED         CONTRIBUTED     SHARES TO BE PAID
 TRANSFEROR          SUBSIDIARY            SYSTEM              (*)
-------------------------------------------------------------------------------
Country Cable      .1% partnership       Elizabeth, NJ
III, Inc.          interest in TKR       Hamilton (Del Val
                    Cable Company         N), NJ
                                          Tri-System, NJ
                                          Morris, NJ
                                          Ramapo, NJ
                                          Rockland, NY
                                          Warwick, NY
-------------------------------------------------------------------------------
Country Cable      99.9% partnership     Elizabeth, NJ
III, Inc.          interest in TKR       Hamilton (Del Val
                    Cable Company         N), NJ
                                          Tri-System, NJ
                                          Morris, NJ
                                          Ramapo, NJ
                                          Rockland, NY
                                          Warwick, NY
-------------------------------------------------------------------------------
Country Cable      52.05% partnership    None (Ad Sales
III, Inc.          interest in KRC/CCC   Entity)
                    Investment
                    Partnership
-------------------------------------------------------------------------------
CCC Sub, Inc.      47.95% partnership    None (Ad Sales
                    interest in KRC/CCC   Entity)
                    Investment
                    Partnership
-------------------------------------------------------------------------------
TCI CSC II, Inc.   100% of the capital   Westchester, NY
                    stock UA-Columbia
                    Cablevision of
                    Westchester, Inc.
-------------------------------------------------------------------------------

---------------------------
(*) To be provided three business days before the Contribution
    Closing.

                                                                   SCHEDULE 3.5
                                                                   ------------

                                (Issue Exceptions)


1. Series C Cumulative Preferred Stock, par value $.01 per share, of CSC or Parent, as outstanding as of the date hereof.

2. Any grant or exercise under or pursuant to the CSC Stock Plans or under or pursuant to other grants made under employee, management or director plans adopted after the date hereof that, when aggregated with those grants made under the CSC Stock Plans, are consistent with CSC's past practices.

3.   Conversion of CSC or Parent Class B Shares into CSC or Parent Class A
     Shares.